EXHIBIT 2.1

                                                                  Execution Copy


                          AGREEMENT AND PLAN OF MERGER

                                 by and between

                              REPUBLIC BANCORP INC.

                                       and

                          CITIZENS BANKING CORPORATION

                              ---------------------

                            DATED AS OF JUNE 26, 2006

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                                TABLE OF CONTENTS



                                    ARTICLE I

                                   THE MERGER

1.1   The Merger...........................................................
1.2   Effective Time.......................................................
1.3   Effects of the Merger................................................
1.4   Conversion of Republic Common Stock..................................
1.5   Proration............................................................
1.6   Stock Options and Other Stock-Based Awards...........................
1.7   Certificate of Incorporation of Citizens.............................
1.8   Bylaws of Citizens...................................................
1.9   Tax Consequences.....................................................

                                   ARTICLE II

                        DELIVERY OF MERGER CONSIDERATION

2.1   Election Procedures..................................................
2.2   Deposit of Merger Consideration......................................
2.3   Delivery of Merger Consideration.....................................

                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF REPUBLIC

3.1   Corporate Organization...............................................
3.2   Capitalization.......................................................
3.3   Authority; No Violation..............................................
3.4   Consents and Approvals...............................................
3.5   Reports; Regulatory Matters..........................................
3.6   Financial Statements.................................................
3.7   Broker's Fees........................................................
3.8   Absence of Certain Changes or Events.................................
3.9   Legal Proceedings....................................................
3.10  Taxes and Tax Returns................................................
3.11  Employee Matters.....................................................
3.12  Compliance with Applicable Law.......................................
3.13  Certain Contracts....................................................
3.14  Risk Management Instruments..........................................
3.15  Investment Securities................................................
3.16  Loan Portfolio.......................................................
3.17  Property.............................................................
3.18  Intellectual Property................................................
3.19  Environmental Liability..............................................
3.20  State Takeover Laws..................................................
3.21  Reorganization; Approvals............................................
3.22  Opinions.............................................................
3.23  Republic Information.................................................

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF CITIZENS

4.1   Corporate Organization...............................................
4.2   Capitalization.......................................................
4.3   Authority; No Violation..............................................
4.4   Consents and Approvals...............................................
4.5   Reports; Regulatory Matters..........................................
4.6   Financial Statements.................................................
4.7   Broker's Fees........................................................
4.8   Absence of Certain Changes or Events.................................
4.9   Legal Proceedings....................................................
4.10  Taxes and Tax Returns................................................
4.11  Compliance with Applicable Law.......................................
4.12  Intellectual Property................................................
4.13  Risk Management Instruments..........................................
4.14  Investment Securities................................................
4.15  Property.............................................................
4.16  Environmental Liability..............................................
4.17  Reorganization; Approvals............................................
4.18  Opinion..............................................................
4.19  Citizens Information.................................................
4.20  Employee Matters.....................................................
4.21  Loan Portfolio.......................................................
4.22  Certain Contracts....................................................

                                    ARTICLE V

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

5.1   Conduct of Businesses Prior to the Effective Time....................
5.2   Republic Forbearances................................................
5.3   Citizens Forbearances................................................

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

6.1   Regulatory Matters...................................................
6.2   Access to Information................................................
6.3   Shareholder Approvals................................................
6.4   Affiliates...........................................................
6.5   Nasdaq Listing.......................................................
6.6   Employee Matters.....................................................
6.7   Indemnification; Directors' and Officers' Insurance..................
6.8   Additional Agreements................................................
6.9   Advice of Changes....................................................
6.10  Exemption from Liability Under Section 16(b).........................
6.11  No Solicitation by Republic..........................................
6.12  No Solicitation by Citizens..........................................
6.13  Coordination of Dividends............................................
6.14  Certain Tax Matters..................................................
6.15  Certain Post-Closing Matters.........................................

                                   ARTICLE VII

                              CONDITIONS PRECEDENT

7.1   Conditions to Each Party's Obligation to Effect the Merger...........
7.2   Conditions to Obligations of Citizens................................
7.3   Conditions to Obligations of Republic................................

                                  ARTICLE VIII

                            TERMINATION AND AMENDMENT

8.1   Termination..........................................................
8.2   Effect of Termination................................................
8.3   Fees and Expenses; Termination Fees..................................
8.4   Amendment............................................................
8.5   Extension; Waiver....................................................

                                  ARTICLE IX

                              GENERAL PROVISIONS

9.1   Closing..............................................................
9.2   Nonsurvival of Representations, Warranties and Agreements............
9.3   Notices..............................................................
9.4   Interpretation.......................................................
9.5   Counterparts.........................................................
9.6   Entire Agreement.....................................................
9.7   Governing Law; Jurisdiction..........................................
9.8   Publicity............................................................
9.9   Assignment; Third Party Beneficiaries................................

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                             INDEX OF DEFINED TERMS

                                                                         Section

Adjusted Option...................................................      1.6(a)
Agency (Agencies).................................................     3.16(d)
Agreement.........................................................     Preamble
Alternative Proposal..............................................     6.11(a)
Alternative Transaction...........................................     6.11(a)
Average Closing Price.............................................      8.1(h)
BHC Act...........................................................      3.1(b)
Business Day......................................................      8.1(h)
Cash Component....................................................      1.4(d)
Cash Consideration................................................    1.4(d)(i)
Cash Conversion Number............................................      1.5(a)
Cash Election.....................................................    1.4(d)(i)
Cash Election Number..............................................    1.5(b)(i)
Cash Election Shares..............................................    1.4(d)(i)
Certificate.......................................................      1.4(e)
Certificate of Merger.............................................       1.2
Citizens..........................................................     Preamble
Citizens Alternative Proposal.....................................     6.12(a)
Citizens Alternative Transaction..................................     6.11(a)
Citizens Articles.................................................      4.1(b)
Citizens Benefit Plans............................................     4.20(a)
Citizens By-laws..................................................      4.1(b)
Citizens Capitalization Date......................................      4.2(a)
Citizens Closing Price............................................      1.4(d)
Citizens Common Stock.............................................      1.4(a)
Citizens Continuing Director......................................    6.15(a)(i)
Citizens Contracts................................................     4.22(a)
Citizens Disclosure Schedule......................................     Art. IV
Citizens Leased Properties........................................       4.15
Citizens Owned Properties.........................................       4.15
Citizens Pool.....................................................     4.21(f)
Citizens Preferred Stock..........................................      4.2(a)
Citizens Ratio....................................................    8.1(h)(ii)
Citizens Real Property............................................       4.15
Citizens Regulatory Agreement.....................................      4.5(b)
Citizens Requisite Regulatory Approvals...........................      7.2(d)
Citizens Restricted Share Right...................................      1.6(b)
Citizens Rights Agreement.........................................      4.2(a)
Citizens SEC Reports..............................................      4.5(c)
Citizens Starting Price...........................................      8.1(h)
Citizens Stock Plans..............................................      4.2(a)
Citizens Shareholders' Meeting....................................       6.3
Citizens Subsidiary...............................................      3.1(c)
Citizens Warrant..................................................      1.6(c)
Claim.............................................................      6.7(a)
Closing...........................................................       9.1
Closing Date......................................................       9.1
Code..............................................................     Recitals
Confidentiality Agreement.........................................      6.2(b)
Covered Employees.................................................      6.6(a)
Criticized Assets.................................................     4.21(a)
Derivative Transactions...........................................     3.14(a)
Determination Date................................................      8.1(h)
Director Article..................................................      6.3(a)
Director Bylaw....................................................    6.15(a)(i)
DPC Common Shares.................................................      1.4(b)
Effective Time....................................................       1.2
Election..........................................................      2.1(a)
Election Deadline.................................................      2.1(d)
ERISA.............................................................     3.11(a)
Exchange Act......................................................      3.5(c)
Exchange Agent....................................................      2.1(d)
Exchange Agent Agreement..........................................      2.1(d)
Exchange Fund.....................................................       2.2
Exchange Ratio....................................................      1.4(d)
FDIC..............................................................      3.1(d)
Federal Reserve Board.............................................       3.4
Fill Option.......................................................      8.1(h)
Final Aggregate Consideration.....................................      8.1(h)
Final Index Price.................................................      8.1(h)
Final Price.......................................................      8.1(h)
Form of Election..................................................      2.1(b)
Form S-4..........................................................       3.4
GAAP..............................................................      3.1(c)
Governmental Entity...............................................       3.4
Holder............................................................       2.1
Indebtedness......................................................     3.13(a)
Indemnified Parties...............................................      6.7(a)
Index Group.......................................................      8.1(h)
Index Ratio.......................................................    8.1(h)(ii)
Initial Aggregate Consideration...................................      8.1(h)
Initial Index Price...............................................      8.1(h)
Injunction........................................................      7.1(d)
Insurance Amount..................................................      6.7(c)
Intellectual Property.............................................       3.18
IRS...............................................................     3.10(a)
Joint Proxy Statement.............................................       3.4
Letter of Transmittal.............................................      2.3(a)
Liens.............................................................      3.2(b)
Loans.............................................................     3.16(a)
Material Adverse Change...........................................      3.1(a)
Material Adverse Effect...........................................      3.1(a)
Materially Burdensome Regulatory Condition........................      6.1(b)
MBCA..............................................................      1.1(a)
Merger............................................................     Recitals
Merger Consideration..............................................      1.4(d)
Nasdaq............................................................      1.4(d)
Non-Election Shares...............................................   1.4(d)(iii)
Other Regulatory Approvals........................................       3.4
Per Share Amount..................................................      1.4(d)
Permitted Encumbrances............................................       3.17
Policies, Practices and Procedures................................     3.15(b)
Problem Loans.....................................................     3.16(a)
Republic..........................................................     Preamble
Republic Appointee................................................    6.15(a)(i)
Republic Alternative Proposal.....................................     6.11(a)
Republic Alternative Transaction..................................     6.11(a)
Republic Articles.................................................      3.1(b)
Republic Benefit Plans............................................     3.11(a)
Republic By-laws..................................................      3.1(b)
Republic Capitalization Date......................................      3.2(a)
Republic Common Stock.............................................      1.4(b)
Republic Continuing Director......................................    Exhibit B
Republic Contract.................................................     3.13(a)
Republic Deferred Shares..........................................      1.6(c)
Republic Disclosure Schedule......................................     Art. III
Republic Leased Properties........................................       3.17
Republic Options..................................................      1.6(a)
Republic Owned Properties.........................................       3.17
Republic Pool.....................................................     3.16(f)
Republic Preferred Stock..........................................      3.2(a)
Republic Real Property............................................       3.17
Republic Regulatory Agreement.....................................      3.5(b)
Republic Requisite Regulatory Approvals...........................      7.3(d)
Republic Restricted Shares........................................      1.6(b)
Republic SEC Reports..............................................      3.5(c)
Republic Stock Plans..............................................      1.6(a)
Republic Shareholders' Meeting....................................       6.3
Republic Subsidiary...............................................      3.1(c)
Republic Warrants.................................................      1.6(c)
Regulatory Agencies...............................................      3.5(a)
Sarbanes-Oxley Act................................................      3.5(c)
SEC...............................................................       3.4
Securities Act....................................................      3.2(a)
Share Ratio.......................................................      1.4(d)
Shortfall Number..................................................    1.5(b)(ii)
SRO...............................................................       3.5
Stock Consideration...............................................    1.4(d)(ii)
Stock Election....................................................    1.4(d)(ii)
Stock Election Shares.............................................    1.4(d)(ii)
Stock Issuance....................................................      4.3(a)
Subsidiary........................................................      3.1(c)
Surviving Corporation.............................................     Recitals
Takeover Statutes.................................................       3.20
Tax Return........................................................     3.10(c)
Tax(es)...........................................................     3.10(b)
Termination Fee...................................................      8.3(b)
Trust Account Common Shares.......................................      1.4(b)
Voting Debt.......................................................      3.2(a)

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                          AGREEMENT AND PLAN OF MERGER

            AGREEMENT AND PLAN OF MERGER, dated as of June 26, 2006 (this "Agreement"), by and between Republic Bancorp Inc., a Michigan corporation ("Republic"), and Citizens Banking Corporation, a Michigan corporation ("Citizens").

                              W I T N E S S E T H:

            WHEREAS, the Boards of Directors of Republic and Citizens have determined that it is in the best interests of their respective companies and their shareholders to consummate the strategic business combination transaction provided for in this Agreement in which Republic will, on the terms and subject to the conditions set forth in this Agreement, merge with and into Citizens (the "Merger"), so that Citizens is the surviving corporation in the Merger (sometimes referred to in such capacity as the "Surviving Corporation"); and

            WHEREAS, for federal income Tax purposes, it is intended that the Merger shall qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and this Agreement is intended to be and is adopted as a "plan of reorganization" for purposes of Sections 354 and 361 of the Code; and

            WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

            NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

                                    ARTICLE I

                                   THE MERGER

            1.1 The Merger. Subject to the terms and conditions of this Agreement, in accordance with the Michigan Business Corporation Act (the "MBCA"), at the Effective Time, Republic shall merge with and into Citizens. Citizens shall be the Surviving Corporation in the Merger, and shall continue its corporate existence under the laws of the State of Michigan. As of the Effective Time, the separate corporate existence of Republic shall cease.

            1.2 Effective Time. The Merger shall become effective as set forth in the certificate of merger (the "Certificate of Merger") that shall be filed with the Secretary of State of the State of Michigan on the Closing Date. The term "Effective Time" shall be the date and time when the Merger becomes effective as set forth in the Certificate of Merger.

            1.3 Effects of the Merger. At and after the Effective Time, the Merger shall have the effects set forth in Section 724 of the MBCA.

            1.4 Conversion of Republic Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Citizens, Republic or the holder of any of the following securities:

                  (a) Each share of common stock, without par value, of Citizens (including the related preferred stock purchase rights, the "Citizens Common Stock") issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall not be affected by the Merger.

                  (b) All shares of common stock, par value $5.00 per share, of Republic issued and outstanding immediately prior to the Effective Time (the "Republic Common Stock") that are owned by Republic or Citizens (other than shares of Republic Common Stock held in trust accounts, managed accounts and the like, or otherwise held in a fiduciary or agency capacity, that are beneficially owned by third parties (any such shares, "Trust Account Common Shares") and other than shares of Republic Common Stock held, directly or indirectly, by Republic or Citizens in respect of a debt previously contracted (any such shares, "DPC Common Shares")) shall be cancelled and shall cease to exist and no stock of Citizens or other consideration shall be delivered in exchange therefor.

                  (c) Subject to Section 1.4(f), all shares of Republic Common Stock held by any direct or indirect wholly owned Subsidiary of Citizens or Republic, in each case, immediately prior to the Effective Time, shall be converted into the right to receive the Stock Consideration. For the avoidance of doubt, the Stock Consideration paid pursuant to this Section 1.4(c) shall not be subject to, and will not be deemed to be Stock Election Shares or otherwise taken into account in calculating, adjustments under Section 1.5(b).

                  (d) Subject to Sections 1.4(f) and 1.5, each share of Republic Common Stock, except for shares of Republic Common Stock owned by Republic or Citizens (other than Trust Account Common Shares and DPC Common Shares) or any of their respective wholly owned Subsidiaries, shall be converted, at the election of the holder thereof, in accordance with the procedures set forth in Section 2.1, into the right to receive the following, without interest:

                        (i) for each share of Republic Common Stock with respect
            to which an election to receive cash has been effectively made and not revoked or deemed revoked pursuant to Article II (a "Cash Election"), the right to receive in cash from Citizens an amount (the "Cash Consideration") equal to the Per Share Amount (collectively, the "Cash Election Shares");

                        (ii) for each share of Republic Common Stock with
            respect to which an election to receive Citizens Common Stock has been effectively made and not revoked or deemed revoked pursuant to
            Article II (a "Stock Election"), the right to receive from Citizens the fraction of a share of Citizens Common Stock (the "Stock Consideration") as is equal to the Exchange Ratio (collectively, the "Stock Election Shares"); and

                        (iii) for each share of Republic Common Stock other than
            shares as to which a Cash Election or a Stock Election has been effectively made and not revoked or deemed revoked pursuant to
            Article II (collectively, the "Non-Election Shares"), the right to receive from Citizens such Stock Consideration and/or Cash Consideration as is determined in accordance with Section 1.5(b).

                  "Exchange Ratio" shall mean the quotient, rounded to the nearest one ten thousandth, of (A) the Per Share Amount divided by (B) the Citizens Closing Price.

                  "Per Share Amount" shall mean the sum, rounded to the nearest cent, of (A) $2.08 plus (B) the product, rounded to the nearest cent, of
      0.4378 (the "Share Ratio") times the Citizens Closing Price.

                  "Citizens Closing Price" shall mean the average, rounded to the nearest cent, of the closing sale prices of Citizens Common Stock on The Nasdaq Stock Market (the "Nasdaq") as reported by The Wall Street Journal for the ten trading days immediately preceding the date of the Effective Time.

                  "Cash Component" shall mean $154,850,330.

                  The Cash Consideration and the Stock Consideration are sometimes referred to herein collectively as the "Merger Consideration."

                  (e) All of the shares of Republic Common Stock converted into the right to receive the Merger Consideration pursuant to this Article I shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time, and each certificate previously representing any such shares of Republic Common Stock (each, a "Certificate") shall thereafter represent only the right to receive the Merger Consideration and/or cash in lieu of fractional shares, into which the shares of Republic Common Stock represented by such Certificate have been converted pursuant to this Section 1.4 and Section 2.3(f), as well as any dividends to which holders of Republic Common Stock become entitled in accordance with Section 2.3(c).

                  (f) If, between the date of this Agreement and the Effective Time, the outstanding shares of Citizens Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization, an appropriate and proportionate adjustment shall be made to the Share Ratio.

                  (g) The parties acknowledge that pursuant to Section 762 of the MBCA no shareholders of Republic shall be entitled to exercise appraisal rights in connection with the Merger.

            1.5 Proration. (a) Notwithstanding any other provision contained in this Agreement, the total number of shares of Republic Common Stock to be converted into Cash Consideration pursuant to Section 1.4 (the "Cash Conversion Number") shall be equal to the quotient obtained by dividing (x) the Cash Component by (y) the Per Share Amount. All other shares of Republic Common Stock shall be converted into Stock Consideration (other than shares of Republic Common Stock to be cancelled as provided in Section 1.4(b)).

            (b) Within two Business Days after the Effective Time, Citizens shall cause the Exchange Agent (as defined below) to effect the allocation among holders of Republic Common Stock of rights to receive the Cash Consideration and the Stock Consideration as follows:

                  (i) If the aggregate number of shares of Republic Common Stock with respect to which Cash Elections shall have been made (the "Cash Election Number") exceeds the Cash Conversion Number, then all Stock Election Shares and all Non-Election Shares shall be converted into the right to receive the Stock Consideration, and Cash Election Shares of each holder thereof will be converted into the right to receive the Cash Consideration in respect of that number of Cash Election Shares equal to the product obtained by multiplying (x) the number of Cash Election Shares held by such holder by (y) a fraction, the numerator of which is the Cash Conversion Number and the denominator of which is the Cash Election Number (with the Exchange Agent to determine, consistent with Section 1.5(a), whether fractions of Cash Election Shares shall be rounded up or down), with the remaining number of such holder's Cash Election Shares being converted into the right to receive the Stock Consideration; and

                  (ii) If the Cash Election Number is less than the Cash Conversion Number (the amount by which the Cash Conversion Number exceeds the Cash Election Number being referred to herein as the "Shortfall Number"), then all Cash Election Shares shall be converted into the right to receive the Cash Consideration and the Non-Election Shares and Stock Election Shares shall be treated in the following manner:

                        (A) If the Shortfall Number is less than or equal to the
            number of Non-Election Shares, then all Stock Election Shares shall be converted into the right to receive the Stock Consideration, and the Non-Election Shares of each holder thereof shall convert into the right to receive the Cash Consideration in respect of that number of Non-Election Shares equal to the product obtained by multiplying (x) the number of Non-Election Shares held by such holder by (y) a fraction, the numerator of which is the Shortfall Number and the denominator of which is the total number of Non-Election Shares (with the Exchange Agent to determine, consistent with Section 1.5(a), whether fractions of Non-Election Shares shall be rounded up or down), with the remaining number of such holder's Non-Election Shares being converted into the right to receive the Stock Consideration; or

                        (B) If the Shortfall Number exceeds the number of
            Non-Election Shares, then all Non-Election Shares shall be converted into the right to receive the Cash Consideration, and Stock Election Shares of each holder thereof shall convert into the right to receive the Cash Consideration in respect of that number of Stock Election Shares equal to the product obtained by multiplying (x) the number of Stock Election Shares held by such holder by (y) a fraction, the numerator of which is the amount by which (1) the Shortfall Number exceeds (2) the total number of Non-Election Shares, and the denominator of which is the total number of Stock Election Shares (with the Exchange Agent to determine, consistent with Section 1.5(a), whether fractions of Stock Election Shares shall be rounded up or down), with the remaining number of such holder's Stock Election Shares being converted into the right to receive the Stock Consideration.

            1.6 Stock Options and Other Stock-Based Awards. (a) As of the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each option to purchase shares of Republic Common Stock granted to employees or directors of Republic or any of its Subsidiaries under any of the 1997 Stock Option Plan, 1998 Stock Option Plan, Voluntary Management Stock Accumulation Plan, Incentive Stock Plan and Second Amended and Restated Directors Compensation Plan, all as amended, and the award agreements thereunder (collectively, the "Republic Stock Plans") that is outstanding immediately prior to the Effective Time (collectively, the "Republic Options") shall be converted into an option (an "Adjusted Option") to purchase, on the same terms and conditions as applied to each such Republic Option immediately prior to the Effective Time (taking into account any accelerated vesting of such Republic Options in accordance with the terms thereof, including terms approved by the Republic board prior to the date of this Agreement as described on Section 1.6(a) of the Republic Disclosure Schedule (as defined in Article III of this Agreement)), the number of whole shares of Citizens Common Stock that is equal to the number of shares of Republic Common Stock subject to such Republic Option immediately prior to the Effective Time multiplied by the Exchange Ratio (rounded down to the nearest whole share), at an exercise price per share of Citizens Common Stock (rounded up to the nearest whole cent) equal to the exercise price for each such share of Republic Common Stock subject to such Republic Option immediately prior to the Effective Time divided by the Exchange Ratio.

            (b) As of the Effective Time, each share of Republic Common Stock granted to any employee or director of Republic or any of its Subsidiaries under a Republic Stock Plan that is outstanding and subject to restrictions at the Effective Time (collectively, the "Republic Restricted Shares") shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive, on the same terms and conditions as applied to each such Republic Restricted Share immediately prior to the Effective Time (including the same transfer restrictions), the number of whole shares of Citizens Common Stock that is equal to the number of shares of Republic Common Stock subject to such Republic Restricted Share immediately prior to the Effective Time multiplied by the Exchange Ratio (rounded down to the nearest whole share) (the "Citizens Restricted Share Right"); provided, however, that, upon the lapsing of restrictions with respect to each such Citizens Restricted Share Right in accordance with the terms applicable to the corresponding Republic Restricted Share as in effect immediately prior to the Effective Time, Citizens shall be entitled to deduct and withhold from the Citizens Restricted Share Right such amounts as may be required to be deducted and withheld under the Code and any applicable state or local tax law with respect to the lapsing of such restrictions. Notwithstanding the foregoing, any Republic Restricted Share that is not subject to transfer restrictions as of the Effective Time, based on actions taken by the Republic board prior to the date of this Agreement (as described on Section 1.6(b) of the Republic Disclosure Schedule), shall be converted into the right to receive the Merger Consideration (less applicable withholding) determined in accordance with Sections 1.4 and 1.5 of this Agreement based on the holder's election in accordance with Section 2.1 of this Agreement, and treating such Republic Restricted Shares in the same manner as all other shares of Republic Common Stock for such purposes.

            (c) As of the Effective Time, each warrant with respect to shares of Republic Common Stock granted to any employee or director of Republic or any of its Subsidiaries under a Republic Stock Plan that is outstanding immediately prior to the Effective Time (collectively, the "Republic Warrants") shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into a warrant to purchase, on the same terms and conditions as applied to each such Republic Warrant immediately prior to the Effective Time (taking into account any accelerated vesting of such Republic Warrants in accordance with the terms thereof, including terms approved by the Republic board prior to the date of this Agreement, as described on Section 1.6(c) of the Republic Disclosure Schedule), the number of whole shares of Citizens Common Stock that is equal to the number of shares of Republic Common Stock subject to such Republic Warrant immediately prior to the Effective Time multiplied by the Exchange Ratio (rounded down to the nearest whole share), at an exercise price per share of Citizens Common Stock (rounded up to the nearest whole cent) equal to the exercise price for each such share of Republic Common Stock subject to such Republic Warrant immediately prior to the Effective Time divided by the Exchange Ratio (each a "Citizens Warrant").

            (d) As of the Effective Time, Citizens shall assume the obligations and succeed to the rights of Republic under the Republic Stock Plans with respect to the Adjusted Options, the Citizens Restricted Share Rights and the Citizens Warrants. Republic and Citizens agree that prior to the Effective Time each of the Republic Stock Plans shall be amended, to the extent possible without requiring shareholder approval of such amendments, (i) if and to the extent necessary and practicable, to reflect the transactions contemplated by this Agreement, including, but not limited to, the conversion of Republic Options, Republic Restricted Shares, Republic Warrants granted to any employee or director of Republic or any of its Subsidiaries under a Republic Stock Plan that is outstanding immediately prior to the Effective Time pursuant to paragraphs (a), (b) and (c) above and the substitution of Citizens for Republic thereunder to the extent appropriate to effectuate the assumption of such Republic Stock Plans by Citizens and (ii) to preclude any automatic or formulaic grant of options, restricted shares or other awards thereunder on or after the date hereof. From and after the Effective Time, all references to Republic (other than any references relating to a "change in control" of Republic) in each Republic Stock Plan and in each agreement evidencing any award of Republic Options or Republic Restricted Shares shall be deemed to refer to Citizens, unless Citizens determines otherwise.

            (e) Citizens shall take all action reasonably necessary or appropriate to have available for issuance or transfer a sufficient number of shares of Citizens Common Stock for delivery upon exercise of the Adjusted Options or settlement of the Citizens Warrants. Within two Business Days of the Closing Date, Citizens shall file with the SEC a registration statement on Form S-8 (or other appropriate form) registering a number of shares of Citizens Common Stock necessary to fulfill Citizens's obligations under this Section 1.6.

            1.7 Certificate of Incorporation of Citizens. At the Effective Time, the Citizens Articles (as defined in Section 4.1(b)), as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with applicable law.

            1.8 Bylaws of Citizens. At the Effective Time, the Citizens By-laws (as defined in Section 4.1(b)), as in effect immediately prior to the Effective Time (but amended to include the Director Bylaw), shall be the By-laws of the Surviving Corporation until thereafter amended in accordance with applicable law.

            1.9 Tax Consequences. It is intended that the Merger shall constitute a "reorganization" within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a "plan of reorganization" for purposes of Sections 354 and 361 of the Code.

                                   ARTICLE II

                        DELIVERY OF MERGER CONSIDERATION

            2.1 Election Procedures. Each holder of record of shares of Republic Common Stock ("Holder") shall have the right, subject to the limitations set forth in this Article II, to submit an election in accordance with the following procedures:

            (a) Each Holder may specify in a request made in accordance with the provisions of this Section 2.1 (herein called an "Election") (i) the number of shares of Republic Common Stock owned by such Holder with respect to which such Holder desires to make a Stock Election and (ii) the number of shares of Republic Common Stock owned by such Holder with respect to which such Holder desires to make a Cash Election.

            (b) Citizens shall prepare a form reasonably acceptable to Republic (the "Form of Election") which shall be mailed to record holders of Republic Common Stock so as to permit those holders to exercise their right to make an Election prior to the Election Deadline.

            (c) Citizens shall make the Form of Election initially available not less than twenty (20) Business Days prior to the anticipated Election Deadline and shall use all reasonable efforts to make available as promptly as possible a Form of Election to any shareholder of Republic who requests such Form of Election following the initial mailing of the Forms of Election and prior to the Election Deadline.

            (d) Any Election shall have been made properly only if the person authorized to receive Elections and to act as exchange agent under this Agreement, which person shall be a bank or trust company selected by Citizens and reasonably acceptable to Republic (the "Exchange Agent"), pursuant to an agreement (the "Exchange Agent Agreement") entered into prior to the mailing of the Form of Election to Republic shareholders, shall have received, by the Election Deadline, a Form of Election properly completed and signed and accompanied by Certificates to which such Form of Election relates or by an appropriate customary guarantee of delivery of such certificates, as set forth in such Form of Election, from a member of any registered national securities exchange or a commercial bank or trust company in the United States; provided, that such Certificates are in fact delivered to the Exchange Agent by the time required in such guarantee of delivery. Failure to deliver shares of Republic Common Stock covered by such a guarantee of delivery within the time set forth on such guarantee shall be deemed to invalidate any otherwise properly made Election, unless otherwise determined by Citizens, in its sole discretion and any shares of Republic Common Stock held by such Holder shall be deemed Non-Election Shares. As used herein, unless otherwise agreed in advance by the parties, "Election Deadline" means 5:00 p.m. local time (in the city in which the principal office of the Exchange Agent is located) on the day prior to the Republic Shareholders' Meeting or such other time and date as Citizens and Republic may mutually agree. Republic and Citizens shall cooperate to issue a press release reasonably satisfactory to each of them announcing the date of the Election Deadline not more than fifteen (15) Business Days before, and at least five (5) Business Days prior to, the Election Deadline.

            (e) Any Republic shareholder may, at any time prior to the Election Deadline, change or revoke his or her Election by written notice received by the Exchange Agent prior to the Election Deadline accompanied by a properly completed and signed revised Form of Election. Subject to the terms of the Exchange Agent Agreement, if Citizens shall determine in its reasonable discretion that any Election is not properly made with respect to any shares of Republic Common Stock (neither Citizens nor Republic nor the Exchange Agent being under any duty to notify any shareholder of any such defect), such Election shall be deemed to be not in effect, and the shares of Republic Common Stock covered by such Election shall, for purposes hereof, be deemed to be Non-Election Shares, unless a proper Election is thereafter timely made.

            (f) Any Republic shareholder may, at any time prior to the Election Deadline, revoke his or her Election by written notice received by the Exchange Agent prior to the Election Deadline or by withdrawal prior to the Election Deadline of his or her Certificates, or of the guarantee of delivery of such Certificates, previously deposited with the Exchange Agent. All Elections shall be automatically deemed revoked upon receipt by the Exchange Agent of written notification from Citizens or Republic that this Agreement has been terminated in accordance with Article VIII.

            (g) Subject to the terms of the Exchange Agent Agreement, Citizens, in the exercise of its reasonable discretion, shall have the right to make all determinations, not inconsistent with the terms of this Agreement, governing (i) the validity of the Forms of Election and compliance by any Republic shareholder with the Election procedures set forth herein, (ii) the manner and extent to which Elections are to be taken into account in making the determinations prescribed by Section 1.5, (iii) the issuance and delivery of certificates representing the whole number of shares of Citizens Common Stock into which shares of Republic Common Stock are converted in the Merger and (iv) the method of payment of cash for shares of Republic Common Stock converted into the right to receive the Cash Consideration and cash in lieu of fractional shares of Citizens Common Stock.

            2.2 Deposit of Merger Consideration. At or prior to the Effective Time, Citizens shall deposit, or shall cause to be deposited, with the Exchange Agent, (i) certificates representing the number of shares of Citizens Common Stock sufficient to deliver, and Citizens shall instruct the Exchange Agent to timely deliver, the aggregate Stock Consideration, and (ii) immediately available funds equal to the aggregate Cash Consideration (together with, to the extent then determinable, any cash payable in lieu of fractional shares pursuant to Section 2.3(f)) (collectively, the "Exchange Fund") and Citizens shall instruct the Exchange Agent to timely pay the Cash Consideration, and such cash in lieu of fractional shares, in accordance with this Agreement.

            2.3 Delivery of Merger Consideration. (a) As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of Certificate(s) which immediately prior to the Effective Time represented outstanding shares of Republic Common Stock whose shares were converted into the right to receive the Merger Consideration pursuant to Section
1.4 and any cash in lieu of fractional shares of Citizens Common Stock to be issued or paid in consideration therefor who did not properly complete and submit an Election Form, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to Certificate(s) shall pass, only upon delivery of Certificate(s) (or affidavits of loss in lieu of such Certificate(s))) (the "Letter of Transmittal") to the Exchange Agent and shall be substantially in such form and have such other provisions as shall be prescribed by the Exchange Agent Agreement and (ii) instructions for use in surrendering Certificate(s) in exchange for the Merger Consideration and any cash in lieu of fractional shares of Citizens Common Stock to be issued or paid in consideration therefor in accordance with Section 2.3(f) upon surrender of such Certificate and any dividends or distributions to which such holder is entitled pursuant to Section 2.3(c).

            (b) Upon surrender to the Exchange Agent of its Certificate(s), accompanied by a properly completed Form of Election or a properly completed Letter of Transmittal, a holder of Republic Common Stock will be entitled to receive, promptly after the Effective Time, the Merger Consideration (elected or deemed elected by it, subject to, and in accordance with Sections 1.4 and 1.5) and any cash in lieu of fractional shares of Citizens Common Stock to be issued or paid in consideration therefor in respect of the shares of Republic Common Stock represented by its Certificate(s). Until so surrendered, each such Certificate shall represent after the Effective Time, for all purposes, only the right to receive, without interest, the Merger Consideration and any cash in lieu of fractional shares of Citizens Common Stock to be issued or paid in consideration therefor upon surrender of such Certificate in accordance with, and any dividends or distributions to which such holder is entitled pursuant to, this Article II.

            (c) No dividends or other distributions with respect to Citizens Common Stock shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Citizens Common Stock represented thereby, in each case unless and until the surrender of such Certificate in accordance with this
Article II. Subject to the effect of applicable abandoned property, escheat or similar laws, following surrender of any such Certificate in accordance with this Article II the record holder thereof shall be entitled to receive, without interest, (i) the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to the whole shares of Citizens Common Stock represented by such Certificate and not paid and/or (ii) at the appropriate payment date, the amount of dividends or other distributions payable with respect to shares of Citizens Common Stock represented by such Certificate with a record date after the Effective Time (but before such surrender date) and with a payment date subsequent to the issuance of the Citizens Common Stock issuable with respect to such Certificate.

            (d) In the event of a transfer of ownership of a Certificate representing Republic Common Stock that is not registered in the stock transfer records of Republic, the proper amount of cash and/or shares of Citizens Common Stock shall be paid or issued in exchange therefor to a person other than the person in whose name the Certificate so surrendered is registered if the Certificate formerly representing such Republic Common Stock shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment or issuance shall pay any transfer or other similar Taxes required by reason of the payment or issuance to a person other than the registered holder of the Certificate or establish to the satisfaction of Citizens that the Tax has been paid or is not applicable. The Exchange Agent (or, subsequent to the first anniversary of the Effective Time, Citizens) shall be entitled to deduct and withhold from any cash portion of the Merger Consideration, any cash in lieu of fractional shares of Citizens Common Stock, cash dividends or distributions payable pursuant to Section 2.3(c) hereof and any other cash amounts otherwise payable pursuant to this Agreement to any holder of Republic Common Stock such amounts as the Exchange Agent or Citizens, as the case may be, is required to deduct and withhold under the Code, or any provision of state, local or foreign Tax law, with respect to the making of such payment. To the extent the amounts are so withheld by the Exchange Agent or Citizens, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of shares of Republic Common Stock in respect of whom such deduction and withholding was made by the Exchange Agent or Citizens, as the case may be.

            (e) After the Effective Time, there shall be no transfers on the stock transfer books of Republic of any shares of Republic Common Stock that were issued and outstanding immediately prior to the Effective Time other than to settle transfers of Republic Common Stock that occurred prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be cancelled and exchanged for the Merger Consideration and any cash in lieu of fractional shares of Citizens Common Stock to be issued or paid in consideration therefor in accordance with Section 1.5 and the procedures set forth in this Article II.

            (f) Notwithstanding anything to the contrary contained in this Agreement, no certificates or scrip representing fractional shares of Citizens Common Stock shall be issued upon the surrender of Certificates for exchange, no dividend or distribution with respect to Citizens Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder of Citizens. In lieu of the issuance of any such fractional share, Citizens shall pay to each former shareholder of Republic who otherwise would be entitled to receive such fractional share, an amount in cash (rounded to the nearest whole cent) determined by multiplying (i) the Citizens Closing Price by
(ii) the fraction of a share (after taking into account all shares of Republic Common Stock held by such holder at the Effective Time and rounded to the nearest one thousandth when expressed in decimal form) of Citizens Common Stock to which such holder would otherwise be entitled to receive pursuant to Section 1.4.

            (g) Any portion of the Exchange Fund that remains unclaimed by the shareholders of Republic as of the first anniversary of the Effective Time shall be paid to Citizens. Any former shareholders of Republic who have not theretofore complied with this Article II shall thereafter look only to Citizens with respect to the Merger Consideration, any cash in lieu of any fractional shares and any unpaid dividends and distributions on the Citizens Common Stock deliverable in respect of each share of Republic Common Stock such shareholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of Citizens, Republic, the Exchange Agent or any other person shall be liable to any former holder of shares of Republic Common Stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.

            (h) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by Citizens or the Exchange Agent, the posting by such person of a bond in such amount as Citizens may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof pursuant to this Agreement.

                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF REPUBLIC

            Except as disclosed in the disclosure schedule (the "Republic Disclosure Schedule") delivered by Republic to Citizens prior to the execution of this Agreement (which schedule sets forth, among other things, items, the disclosure of which is necessary or appropriate, either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in this Article III, or to one or more of Republic's covenants, provided, however, that disclosure in any section of such Republic Disclosure Schedule shall apply only to the indicated Section of this Agreement except to the extent that it is reasonably apparent that such disclosure is relevant to another section of this Agreement), Republic hereby represents and warrants to Citizens as follows:

            3.1 Corporate Organization. (a) Republic is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Michigan. Republic has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business, in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Republic. As used in this Agreement, the term "Material Adverse Effect" or "Material Adverse Change" means, with respect to Citizens, Republic or the Surviving Corporation, as the case may be, an effect, event, development or change (a) which is materially adverse to the business, results of operations or financial condition of such party and its Subsidiaries taken as a whole; provided that none of the following shall be deemed, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be a Material Adverse Effect or a Material Adverse Change: any effect, event, development or change primarily arising out of or resulting from
(A) changes, after the date hereof, in generally accepted accounting principles or regulatory accounting requirements applicable to banks or savings associations and their holding companies generally, (B) changes, after the date hereof, in laws, rules or regulations of general applicability or interpretations thereof by courts or Governmental Entities, (C) changes, after the date hereof, in global or national political conditions or in general U.S. or global economic or market conditions affecting banks or their holding companies generally (including changes in interest or exchange rates) except to the extent that any such changes have a disproportionate adverse effect on such party, (D) public disclosure of the transactions contemplated hereby, including the impact thereof on customers, suppliers, licensors and employees, or (E) the commencement, occurrence, continuation or intensification of any war, sabotage, armed hostilities or acts of terrorism not directly involving the properties or assets of the applicable person or its Subsidiaries; or (b) would prevent or materially delay the consummation of the transactions contemplated hereby or prevent or materially impair or delay the ability of Republic or Citizens to perform its obligations hereunder.

            (b) Republic is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). True, complete and correct copies of the Third Restated Articles of Incorporation of Republic, as amended (the "Republic Articles"), and the By-laws of Republic (the "Republic By-laws"), as in effect as of the date of this Agreement, have previously been made available to Citizens.

            (c) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Republic, each Republic Subsidiary (i) is duly incorporated or duly formed, as applicable to each such Subsidiary, and validly existing under the laws of its jurisdiction of organization, (ii) is duly licensed or qualified to do business and in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so licensed or qualified and (iii) has all requisite corporate power or other power and authority to own or lease its properties and assets and to carry on its business as now conducted. The articles of incorporation, by-laws and similar governing documents of each Republic Subsidiary, copies of which have previously been made available to Citizens, are true, complete and correct copies of such documents as of the date of this Agreement. As used in this Agreement, the word "Subsidiary" when used with respect to either party, means any bank, corporation, partnership, limited liability company or other organization, whether incorporated or unincorporated, that is consolidated with such party for financial reporting purposes under U.S. generally accepted accounting principles ("GAAP"), and the terms "Republic Subsidiary" and "Citizens Subsidiary" shall mean any direct or indirect Subsidiary of Republic or Citizens, respectively.

            (d) The deposit accounts of Republic Bank are insured by the Federal Deposit Insurance Corporation (the "FDIC") through the Bank Insurance Fund to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due.

            (e) The minute books of Republic and each of its Subsidiaries previously made available to Citizens contain true, complete and correct records of all meetings and other corporate actions held or taken since December 31, 2002 of their respective shareholders and Boards of Directors (including committees of their respective Boards of Directors).

            3.2 Capitalization. (a) The authorized capital stock of Republic consists of 100,000,000 shares of Republic Common Stock, of which, as of June 23, 2006 (the "Republic Capitalization Date"), 74,447,274 shares were issued and outstanding, and 5,000,000 shares of preferred stock without par value ("Republic Preferred Stock"), of which, as of the Republic Capitalization Date, no shares were issued and outstanding. As of the Republic Capitalization Date, no more than 1,000 shares of Republic Common Stock were held in Republic's treasury. As of the date hereof, no shares of Republic Common Stock or Republic Preferred Stock were reserved for issuance except for (i) 2,281,914 shares of Republic Common Stock reserved for issuance upon the exercise of currently outstanding Republic Options pursuant to Republic Stock Plans, and (ii) 143,435 shares of Republic Common Stock were reserved for issuance upon settlement of the currently outstanding Republic Warrants. All of the issued and outstanding shares of Republic Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, no bonds, debentures, notes or other indebtedness having the right to vote on any matters on which shareholders may vote ("Voting Debt") of Republic are issued or outstanding. As of the date of this Agreement, except pursuant to this Agreement and Republic Stock Plans, Republic does not have and is not bound by any outstanding subscriptions, options, warrants, calls, rights, commitments or agreements of any character calling for the purchase or issuance of, or the payment of any amount based on, any shares of Republic Common Stock, Voting Debt or any other equity securities of Republic or any securities representing the right to purchase or otherwise receive any shares of Republic Common Stock, Voting Debt or any other equity securities of Republic or any Republic Subsidiary. As of the date of this Agreement, there are no contractual obligations of Republic or any Republic Subsidiary (x) to repurchase, redeem or otherwise acquire any shares of capital stock of Republic or any equity security of Republic or any Republic Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of Republic or any Republic Subsidiary or (y) pursuant to which Republic or any Republic Subsidiary is or could be required to register shares of Republic capital stock or other securities under the Securities Act of 1933, as amended (the "Securities Act"). Republic has provided Citizens with a true, complete and correct list of the number of shares of Republic Common Stock issuable upon the exercise of each Republic Option and Republic Warrant outstanding under Republic Stock Plans as of the Republic Capitalization Date, the names of the holders thereof, the status as vested or unvested and the exercise price for each such Republic Option and Republic Warrant. Since the Republic Capitalization Date through the date hereof, Republic has not (A) issued or repurchased any shares of Republic Common Stock, Republic Preferred Stock, Voting Debt or other equity securities of Republic other than the issuance of shares of Republic Common Stock in connection with the exercise of Republic Options or Republic Warrants to purchase Republic Common Stock granted under Republic Stock Plans that were outstanding on the Republic Capitalization Date or (B) issued or awarded any options, warrants, restricted shares or any other equity-based awards under any of Republic Stock Plans.

            (b) Except for any director qualifying shares, all of the issued and outstanding shares of capital stock or other equity ownership interests of each Republic Subsidiary are owned by Republic, directly or indirectly, free and clear of any material liens, pledges, charges and security interests and similar encumbrances ("Liens"), and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable (subject to 12 U.S.C. ss. 55) and free of preemptive rights. No such Republic Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

            3.3 Authority; No Violation. (a) Republic has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly, validly and unanimously approved by the Board of Directors of Republic. The Board of Directors of Republic has determined that this Agreement and the transactions contemplated hereby are advisable and in the best interests of Republic and its shareholders, has directed that this Agreement be submitted to Republic's shareholders for approval and adoption at a duly held meeting of such shareholders, has determined to recommend such approval and has adopted a resolution to the foregoing effect. Except for the approval and adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Republic Common Stock entitled to vote at such meeting, no other corporate proceedings on the part of Republic are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Republic and (assuming due authorization, execution and delivery by Citizens) constitutes the valid and binding obligation of Republic, enforceable against Republic in accordance with its terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity).

            (b) Neither the execution and delivery of this Agreement by Republic nor the consummation by Republic of the transactions contemplated hereby, nor compliance by Republic with any of the terms or provisions of this Agreement, will (i) violate any provision of Republic Articles or Republic By-laws or (ii) assuming that the consents, approvals and filings referred to in Section 3.4 are duly obtained and/or made, (A) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or Injunction applicable to Republic, any of its Subsidiaries or any of their respective properties or assets or (B) except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Republic, violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Republic or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Republic or any of its Subsidiaries is a party or by which any of them or any of their respective properties or assets is bound.

            3.4 Consents and Approvals. Except for (i) the filing of applications and notices, as applicable, with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") under the BHC Act and approval of such applications and notices, (ii) the filing of any required applications, filings or notices with any state banking or insurance authorities and approval of such applications, filings and notices (the "Other Regulatory Approvals"), (iii) the filing with the Securities and Exchange Commission (the "SEC") of a Joint Proxy Statement in definitive form relating to the meetings of Republic's and Citizens's respective shareholders to be held in connection with this Agreement and the transactions contemplated by this Agreement (the "Joint Proxy Statement") and of a registration statement on Form S-4 (the "Form S-4") in which the Joint Proxy Statement will be included as a prospectus, and declaration of effectiveness of the Form S-4 and the filing and effectiveness of the registration statement contemplated by Section 1.6(e), (iv) the filing of the Certificate of Merger with the Administrator pursuant to the MBCA, (v) any consents, authorizations, approvals, filings or exemptions required under consumer finance, mortgage banking and other similar laws, and (vi) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of Citizens Common Stock pursuant to this Agreement and approval of quotation of such Citizens Common Stock on the Nasdaq, no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality (each a "Governmental Entity") are necessary in connection with the consummation by Republic of the Merger and the other transactions contemplated by this Agreement. No consents or approvals of or filings or registrations with any Governmental Entity are necessary in connection with the execution and delivery by Republic of this Agreement.

            3.5 Reports; Regulatory Matters. (a) Republic and each Republic Subsidiary has timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file since January 1, 2004 with (i) the Federal Reserve Board, (ii) the FDIC, (iii) the NASD and any other self-regulatory organization ("SRO"),
(iv) the SEC and (v) any foreign regulatory authority (collectively, "Regulatory Agencies") and with each other applicable Governmental Entity, and all other reports and statements required to be filed by them since January 1, 2004, including any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state, any foreign entity, or any Regulatory Agency or Governmental Entity, and have paid all fees and assessments due and payable in connection therewith, except in all cases as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Republic. Except for normal examinations conducted by a Regulatory Agency or Governmental Entity in the ordinary course of the business of Republic and its Subsidiaries, no Regulatory Agency or Governmental Entity has initiated since January 1, 2004 or has pending any proceeding, enforcement action or, to the knowledge of Republic, investigation into the business, disclosures or operations of Republic or any Republic Subsidiary. Since January 1, 2004, no Regulatory Agency or Governmental Entity has resolved any proceeding, enforcement action or, to the knowledge of Republic, investigation into the business, disclosures or operations of Republic or any Republic Subsidiary. There is no material unresolved violation, criticism or exception by any Regulatory Agency or Governmental Entity with respect to any report or statement relating to any examinations or inspections of Republic or any Republic Subsidiary. Since January 1, 2004, there has been no formal material inquiries by, or material disagreements or disputes with, any Regulatory Agency or Governmental Entity with respect to the business, operations, policies or procedures of Republic or any Republic Subsidiary. For the purposes of this Agreement, "knowledge" shall mean the actual knowledge of the executive officers of Citizens or Republic, as applicable.

            (b) Neither Republic nor any Republic Subsidiary is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been a recipient of any supervisory letter, outside of normal communications with Regulatory Agencies as part of the examination process, from, or has been ordered to pay any civil money penalty by, or has adopted any policies, procedures or board resolutions at the request or suggestion of, any Regulatory Agency or other Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, its management or its business, other than those of general application that apply to similarly situated bank holding companies or their Subsidiaries (each, a "Republic Regulatory Agreement"), nor has Republic or any of its Subsidiaries been advised since January 1, 2004, by any Regulatory Agency or other Governmental Entity that it is considering issuing, initiating, ordering or requesting any such Republic Regulatory Agreement.

            (c) Republic has previously made available to Citizens an accurate and complete copy of each (i) final registration statement, prospectus, report, schedule and definitive proxy statement filed with or furnished to the SEC by Republic since January 1, 2003 pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and prior to the date of this Agreement (the "Republic SEC Reports"), and (ii) communication mailed by Republic to its shareholders, in each case since January 1, 2003 and prior to the date of this Agreement. No such Republic SEC Report or communication, at the time filed, furnished or communicated (in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date (but before the date of this Agreement) shall be deemed to modify information as of an earlier date. As of their respective dates, all Republic SEC Reports complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto. No executive officer of Republic has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act").

            3.6 Financial Statements.

            (a) The financial statements of Republic and its Subsidiaries included (or incorporated by reference) in Republic SEC Reports (including the related notes, where applicable) (i) have been prepared from, and are in accordance with, the books and records of Republic and its Subsidiaries, (ii) fairly present in all material respects the consolidated results of operations, cash flows, changes in shareholders' equity and consolidated financial position of Republic and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to recurring year-end audit adjustments normal in nature and amount), (iii) complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. The books and records of Republic and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions. Ernst & Young LLP has not resigned or been dismissed as independent public accountants of Republic as a result of or in connection with any disagreements with Republic on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

            (b) Neither Republic nor any Republic Subsidiary has any material liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for those liabilities that are reflected or reserved against on the consolidated balance sheet of Republic included in its Quarterly Report on Form 10-Q for the period ended March 31, 2006 (including any notes thereto) and for liabilities incurred in the ordinary course of business consistent with past practice since March 31, 2006 or in connection with this Agreement and the transactions contemplated hereby.

            (c) The records, systems, controls, data and information of Republic and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of Republic or its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a Material Adverse Effect on Republic. Republic (x) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to Republic, including its consolidated Subsidiaries, is made known to the chief executive officer and the chief financial officer of Republic by others within those entities, and (y) has disclosed, based on its most recent evaluation prior to the date hereof, to Republic's outside auditors and the audit committee of Republic's Board of Directors (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect Republic's ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Republic's internal controls over financial reporting. These disclosures were made in writing by management to Republic's auditors and audit committee and a copy has previously been made available to Citizens. As of the date hereof, there is no reason to believe that its outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when next due.

            (d) Since December 31, 2005, (i) through the date hereof, neither Republic nor any of its Subsidiaries has received any material complaint or claim regarding the accounting or auditing practices, procedures, methodologies or methods of Republic or any of its Subsidiaries or their respective internal accounting controls, including any material complaint or claim that Republic or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no attorney representing Republic or any of its Subsidiaries, whether or not employed by Republic or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by Republic or any of its officers, directors, employees or agents to the Board of Directors of Republic or any committee thereof or to any director or officer of Republic.

            3.7 Broker's Fees. Neither Republic nor any Republic Subsidiary nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with the Merger or related transactions contemplated by this Agreement, other than Goldman, Sachs & Co. pursuant to a letter agreement between Republic and Goldman, Sachs & Co., a true, complete and correct copy of which has been previously delivered to Citizens.

            3.8 Absence of Certain Changes or Events. (a) Since December 31, 2005, no event or events have occurred that have had or are reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on Republic.

            (b) Since December 31, 2005, through and including the date of this Agreement, except as publicly disclosed by Republic in the Republic SEC Reports filed or furnished prior to the date hereof, Republic and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary course of business consistent with their past practice.

            3.9 Legal Proceedings. (a) Neither Republic nor any Republic Subsidiary is a party to any, and there are no pending or, to the knowledge of Republic, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Republic or any of its Subsidiaries, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Republic.

            (b) There is no Injunction or judgment imposed upon Republic, any of its Subsidiaries or the assets of Republic or any of its Subsidiaries, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Republic.

            3.10 Taxes and Tax Returns. (a) Except as would not, individually or in the aggregate, have a Material Adverse Effect on Republic, (i) each of Republic and its Subsidiaries has duly and timely filed (including all applicable extensions) all Tax Returns required to be filed by or with respect to Republic or any of its Subsidiaries on or prior to the date of this Agreement (all such returns being accurate and complete), has paid all Taxes with respect to the periods covered by such Tax Returns and has duly paid or made provision for the payment of all Taxes that have been incurred or are due or claimed to be due from it by federal, state, foreign or local taxing authorities other than Taxes that are not yet delinquent or are being contested in good faith, have not been finally determined and, in each case, have been adequately reserved against; (ii) all income Tax returns of Republic and its Subsidiaries have been examined by the Internal Revenue Service (the "IRS") and any applicable Tax authorities, or the applicable statute of limitations with respect to such Tax Returns has expired without examination, for all years to and including 2000 and any liability with respect thereto has been satisfied or any liability with respect to deficiencies asserted as a result of such examination is covered by reserves that are adequate under GAAP; (iii) there are no disputes pending, or claims asserted, for Taxes or assessments upon or with respect to Republic or any of its Subsidiaries; (iv) neither Republic nor any of its Subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among Republic and its Subsidiaries) or is liable for any Tax imposed on any Person other than Republic and its Subsidiaries as a result of the application of Treasury Regulation Section 1.1502-6 (and any comparable provision of state, local or foreign law); (v) all Taxes that Republic or any of its Subsidiaries is required to withhold from amounts owing to any employee, creditor or third party have been properly withheld and, to the extent payable, timely paid over to the proper Governmental Entity; (vi) no extensions or waivers of statutes of limitation have been given by, or requested with respect to any Taxes of, Republic or any of its Subsidiaries; (vii) neither Republic nor any of its Subsidiaries has taken or agreed to take any action or is aware of any fact or circumstance that would, or would be reasonably expected to, prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code; (viii) neither Republic nor any of its Subsidiaries has been a party to any distribution occurring during the two-year period prior to the date of this Agreement, or otherwise as part of a plan (or series of related transactions) of which the Merger is a part, in which the parties to such distribution treated the distribution as one to which Section 355 of the Code applied; (ix) neither Republic nor any of its Subsidiaries is required to include in income any adjustment pursuant to Section 481(a) of the Code, no such adjustment has been proposed by the IRS and no pending request for permission to change any accounting method has been submitted by Republic or any of its Subsidiaries; (x) the aggregate balance of the reserve for bad debts described in Section 593(g)(4)(A)(ii) of the Code and any similar provision under state or local laws and regulations of Republic and its Subsidiaries as of December 31, 2005 is zero; and (xi) neither Republic nor any of its Subsidiaries has participated in a "listed transaction" within the meaning of Treasury Regulation section 1.6011-4(b)(2).

            (b) As used in this Agreement, the term "Tax" or "Taxes" means (i) any and all federal, state, local, and foreign income, excise, gross receipts, gross income, ad valorem, profits, gains, property, capital, sales, transfer, use, payroll, employment, severance, withholding, duties, intangibles, franchise, backup withholding, and other taxes, charges, levies or like assessments together with all penalties and additions to tax and interest thereon and (ii) any liability for any items described in clause (i) above under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as successor or transferee, by contract or otherwise.

            (c) As used in this Agreement, the term "Tax Return" means any report, return or other information (including any amendments, schedules or attachments thereto) required to be supplied to a Governmental Entity with respect to Taxes including, where permitted or required, combined or consolidated returns for any group of entities that includes Republic or any of its Subsidiaries.

            3.11 Employee Matters. (a) Section 3.11 of the Republic Disclosure Schedule sets forth a true, complete and correct list of each material "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not subject to ERISA, and each employment, consulting, bonus, incentive or deferred compensation, vacation, stock option or other equity-based, severance, termination, retention, change of control, profit-sharing, fringe benefit or other similar plan, program, agreement or commitment for the benefit of any employee, former employee, director or former director of Republic or any Republic Subsidiary entered into, maintained or contributed to by Republic or any Republic Subsidiary or to which Republic or any Republic Subsidiary may have any liability with respect to current or former employees or directors of Republic or any Republic Subsidiary (such plans, programs, agreements and commitments, herein referred to as the "Republic Benefit Plans").

            (b) With respect to each Republic Benefit Plan, Republic has made available to Citizens true, complete and correct copies of the following (as applicable): (i) the written document evidencing such Republic Benefit Plan or, with respect to any such plan that is not in writing, a written description thereof, (ii) the summary plan description; (iii) the most recent annual report, financial statement and/or actuarial report; (iv) the most recent determination letter from the IRS; (v) the most recent Form 5500 required to have been filed with the IRS, including all schedules thereto; (vi) any related trust agreements, insurance contracts or documents of any other funding arrangements,
(vii) any written communications to or from the IRS or any office or representative of the Department of Labor relating to any compliance issues in respect of any such Republic Benefit Plan and (viii) all amendments, modifications or supplements to any such document.

            (c) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Republic, (i) Republic and each Republic Subsidiary has operated and administered each Republic Benefit Plan in compliance with all applicable laws and the terms of each such plan;
(ii) the terms of each Republic Benefit Plan are in compliance with all applicable laws; (iii) each Republic Benefit Plan that is intended to be "qualified" under Section 401 of the Code has received a favorable determination letter from the IRS to such effect and, to the knowledge of Republic, no fact, circumstance or event has occurred or exists since the date of such determination letter that would reasonably be expected to adversely affect the qualified status of any such Republic Benefit Plan; and (iv) there are no pending or, to the knowledge of Republic, threatened or anticipated claims by, on behalf of or against any of the Republic Benefit Plans or any assets thereof (other than routine claims for benefits). All contributions, premiums and other payments required to be made with respect to any Republic Benefit Plan have been made on or before their due dates under applicable law and the terms of such Republic Benefit Plan, and with respect to any such contributions, premiums or other payments required to be made with respect to any Republic Benefit Plan that are not yet due, to the extent required by GAAP, adequate reserves are reflected on the consolidated balance sheet of Republic included in the Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 (including any notes thereto) or liability therefor was incurred in the ordinary course of business consistent with past practice since March 31, 2006.

            (d) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Republic, with respect to the Republic Benefits Plans, neither Republic nor any Republic Subsidiary has incurred or reasonably expects to incur, either directly or indirectly (including as a result of an indemnification or joint and several liability obligation), any liability under Title I or IV of ERISA or the penalty, excise tax or joint and several liability provisions of the Code or any foreign law or regulation relating to employee benefit plans, and, to the knowledge of Republic, no event, transaction or condition has occurred, exists or is reasonably expected to occur which could reasonably be expected to result in any such liability to Republic, any Republic Subsidiary or, after the Closing, to Citizens. With respect to each Republic Benefit Plan which is an "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA): (i) no such plan is a "multiemployer plan" (within the meaning of Section 3(37) of ERISA) or a "multiple employer plan" (within the meaning of Section 413(c) of the Code), and (ii) no "reportable event" (as defined in Section 4043 of ERISA) has occurred with respect to any such plan within the past 12 months.

            (e) Except as set forth in Section 3.11(e) of the Republic Disclosure Schedule, neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will, either alone or in conjunction with any other event, (i) result in any payment or benefit becoming due or payable, or required to be provided, to any director, employee or independent contractor of Republic or any of its Subsidiaries, (ii) increase the amount or value of any benefit or compensation to any director, employee or independent contractor, (iii) result in the acceleration of the time of payment, forgiveness of indebtedness, vesting or funding of any such benefit or compensation, (iv) limit the ability to amend, terminate or receive a reversion of assets from any Republic Benefit Plan or related trust or (v) result in any amount failing to be deductible by reason of Section 280G of the Code.

            (f) Except as set forth in Section 3.11(f) of the Republic Disclosure Schedule, no payment made or to be made in respect of any employee or former employee of Republic or any of its Subsidiaries is or will be nondeductible by reason of Section 162(m) of the Code.

            (g) Neither Republic nor any of its Subsidiaries is a party to or bound by any labor or collective bargaining agreement and there are no organizational campaigns, petitions or other unionization activities seeking recognition of a collective bargaining unit with respect to, or otherwise attempting to represent, any of the employees of Republic or any of its Subsidiaries. There are no labor related controversies, strikes, slowdowns, walkouts or other work stoppages pending or, to the knowledge of Republic, threatened and neither Republic nor any of its Subsidiaries has experienced any such labor related controversy, strike, slowdown, walkout or other work stoppage within the past three years. Neither Republic nor any of its Subsidiaries is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Entity relating to employees or employment practices. Each of Republic and its Subsidiaries are in compliance with all applicable laws, statutes, orders, rules, regulations, policies or guidelines of any Governmental Entity relating to labor, employment, termination of employment or similar matters and have not engaged in any unfair labor practices or similar prohibited practices.

            3.12 Compliance with Applicable Law. (a) Republic and each Republic Subsidiary holds all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to each, and have complied in all respects with and are not in default in any respect under any, applicable law, statute, order, rule, regulation, policy or guideline of any Governmental Entity relating to Republic or any of its Subsidiaries, except where the failure to hold such licenses, franchises, permits and authorizations, or such non-compliance or default, has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Republic.

            (b) Since the enactment of the Sarbanes-Oxley Act, Republic has been and is in compliance in all material respects with (i) the applicable provisions of the Sarbanes-Oxley Act and (ii) the applicable listing and corporate governance rules and regulations of the Nasdaq. Section 3.12(b) of Republic Disclosure Schedule sets forth, as of the date hereof, a schedule of all executive officers and directors of Republic who have outstanding loans from Republic, and there has been no default on, or forgiveness or waiver of, in whole or in part, any such loan during the two years immediately preceding the date hereof.

            3.13 Certain Contracts. (a) Except as set forth on Section 3.13(a) of the Republic Disclosure Schedule, neither Republic nor any Republic Subsidiary is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral) (i) with respect to the employment of any directors, officers, employees or consultants, other than in the ordinary course of business consistent with past practice, (ii) that provides for indemnification of any director, officer or employee of Republic, (iii) which, upon execution of this Agreement or consummation or shareholder approval of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional acts or events) result in any payment or benefits (whether of severance pay or otherwise) becoming due from Citizens, Republic, the Surviving Corporation, or any of their respective Subsidiaries to any officer or employee of Republic or any Subsidiary thereof, (iv) that is or includes any non-competition, non-solicitation or exclusive dealing agreement or obligation, or any other agreement or obligation that purports to limit or restrict in any respect (A) the ability of Republic or any of its Subsidiaries to solicit customers or employees or (B) the manner in which, or the localities in which, all or any portion of the business and operations of Republic or its Subsidiaries or, following consummation of the Merger, the business and operations of Citizens and its Subsidiaries, is or could be conducted, (v) that relates to the incurrence of Indebtedness (other than deposit liabilities, advances and loans from a Federal Home Loan Bank, and sales of securities subject to repurchase, in each case in the ordinary course of business) in the principal amount of $2.5 million or more, (vi) that grants any person a right of first refusal, right of first offer or similar right with respect to any material properties, assets or businesses of Republic or its Subsidiaries, (vii) that is a consulting agreement or service contract (including data processing, software programming and licensing contracts and outsourcing contracts for the provision of collection and other services in connection with the business and operations of Republic and its Subsidiaries) involving the payment of annual fees of $250,000 or more, or (viii) that is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement that has not been filed or incorporated by reference in Republic SEC Reports filed prior to the date hereof. As used herein, "Indebtedness" of a person shall mean (i) all obligations of such person for borrowed money, (ii) all obligations of such person evidenced by bonds, debentures, notes and similar instruments, (iii) all leases of such person capitalized in accordance with GAAP, and (iv) all obligations of such person under sale-and-lease back transactions, agreements to repurchase securities sold and other similar financing transactions. Each contract, arrangement, commitment or understanding of the type described in this Section 3.13, whether or not set forth in Republic Disclosure Schedule, is referred to as a "Republic Contract," and neither Republic nor any of its Subsidiaries knows of, or has received notice of, any violation of any Republic Contract by any of the other parties thereto. Section 3.13(a) of the Republic Disclosure Schedule accurately categorizes each of the Republic Contracts according to the applicable clause(s) of the definition of Company Material Contracts. Republic has made available true and complete copies of each (i) Republic Contract and (ii) each contract or agreement that involved payments by Republic or its Subsidiaries in fiscal year 2005 of more than $250,000 or which could reasonably be expected to involve payments during fiscal year 2006 or 2007 of more than $250,000 other than where such contract or agreement was or is terminable at will on 60 days or less notice without payment of a penalty in excess of $50,000.

            (b) Each Republic Contract is valid and binding on Republic or its applicable Subsidiary and is in full force and effect. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Republic, (i) each Republic Contract is accurately categorized in Section 3.13(a) of the Republic Disclosure Schedule according to the applicable clause(s) of the definition of Republic Contracts, (ii) Republic and each Republic Subsidiary has in all material respects performed all obligations required to be performed by it to date under each Republic Contract, and (iii) no event or condition exists that constitutes or, after notice or lapse of time or both, will constitute, a material default on the part of Republic or any of its Subsidiaries under any such Republic Contract.

            3.14 Risk Management Instruments. (a) "Derivative Transactions" means any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, events or conditions (credit-related or otherwise) or any indexes, or any other similar transaction or combination of any of these transactions, and any collateralized debt obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral or other similar arrangements related to such transactions; provided that, for the avoidance of doubt, the term "Derivative Transactions" shall not include any Republic Stock Option.

            (b) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Republic, (i) all Derivative Transactions that are currently outstanding (which for the avoidance of doubt shall not include any Republic Stock Option), whether entered into for the account of Republic or any Republic Subsidiary or for the account of a customer of Republic or any Republic Subsidiary, were duly authorized by Republic and entered into by Republic and, to the knowledge of Republic, the counterparties thereto in the ordinary course of business consistent with past practice and in accordance with prudent banking practice and applicable laws, rules, regulations and policies of any Regulatory Authority and in accordance with the investment, securities, commodities, risk management and other policies, practices and procedures employed by Republic and its Subsidiaries, and with counterparties believed at the time to be financially responsible and able to understand (either alone or in consultation with their advisers) and to bear the risks of such Derivative Transactions; (ii) all of such Derivative Transactions are legal, valid and binding obligations of Republic or a Republic Subsidiary enforceable against it in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity), and are in full force and effect; and (iii) Republic and each applicable Republic Subsidiary have duly performed their obligations under the Derivative Transactions to the extent that such obligations to perform have accrued and, to the knowledge of Republic, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder.

            3.15 Investment Securities. (a) Each of Republic and each Republic Subsidiary has good title to all securities owned by it (except those sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any Lien, except to the extent such securities are pledged in the ordinary course of business to secure obligations of Republic or its Subsidiaries. Such securities are valued on the books of Republic in accordance with GAAP in all material respects.

            (b) Republic and its Subsidiaries and their respective businesses employ investment, securities, risk management and other policies, practices and procedures (the "Policies, Practices and Procedures") which Republic believes are prudent and reasonable in the context of such businesses. Prior to the date hereof, Republic has made available to Citizens in writing the material Policies, Practices and Procedures.

            3.16 Loan Portfolio. (a) Section 3.16(a) of the Republic Disclosure Schedule sets forth (i) the aggregate outstanding principal amount, as of December 31, 2005, of all written or oral loan agreements, notes or borrowing arrangements (including leases, credit enhancements, commitments, guarantees and interest-bearing assets) payable to Republic or its Subsidiaries (collectively, "Loans"), other than "non-accrual" Loans, and (ii) the aggregate outstanding principal amount, as of December 31, 2005, of all "non-accrual" Loans. As of December 31, 2005, Republic and its Subsidiaries, taken as a whole, did not have outstanding Loans and assets classified as "Other Real Estate Owned" with an aggregate then outstanding, fully committed principal amount in excess of that amount set forth on Section 3.16(a) of the Republic Disclosure Schedule, net of specific reserves with respect to such Loans and assets, that were designated as of such date by Republic as "Watch", "Substandard", "Doubtful", "Loss", or words of similar import ("Problem Loans"). Section 3.16(a) of the Republic Disclosure Schedule sets forth (A) a summary of Problem Loans of Republic as of December 31, 2005, by category of Loan (e.g., commercial, consumer, etc.), together with the aggregate principal amount of such Loans by category and the amount of specific reserves with respect to each such category of Loan and the amount of reserves with respect to each such category of Loans and (B) each asset of Republic or any of its Subsidiaries that, as of December 31, 2005, is classified as "Other Real Estate Owned" and the book value thereof.

            (b) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Republic, each Loan (i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid liens and security interests which have been perfected and
(iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity). Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Republic, all Loans originated by Republic or its Subsidiaries, and all such Loans purchased, administered or serviced by Republic or its Subsidiaries (including Loans held for resale to investors), were made or purchased and are administered or serviced, as applicable, in accordance with customary lending standards of Republic or its Subsidiaries, as applicable (and in the case of Loans held for resale to investors, the lending standards, if any, of such investors) and in accordance with applicable federal, state and local laws, regulations and rules. All such Loans (and any related guarantees) and payments due thereunder are, and on the Closing Date will be, free and clear of any Lien, and Republic or its Subsidiaries has complied in all material respects, and on the Closing Date will have complied in all material respects, with all laws and regulations relating to such Loans.

            (c) None of the agreements pursuant to which Republic or any of its Subsidiaries has sold Loans or pools of Loans or participations in Loans or pools of Loans contains any obligation to repurchase such Loans or interests therein solely on account of a payment default by the obligor on any such Loan.

            (d) Each of Republic and each Republic Subsidiary, as applicable, is approved by and is in good standing (i) as a supervised mortgagee by the Department of Housing and Urban Development to originate and service Title I FHA mortgage loans; (ii) as a GNMA I and II Issuer by the Government National Mortgage Association; (iii) by the Department of Veteran's Affairs to originate and service VA loans; and (iv) as a seller/servicer by the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation to originate and service conventional residential mortgage Loans (each such entity being referred to herein as an "Agency" and, collectively, the "Agencies").

            (e) None of Republic or any of its Subsidiaries is now nor has it ever been since December 31, 2004 subject to any material fine, suspension, settlement or other agreement or other administrative agreement or sanction by, or any material reduction in any loan purchase commitment from any Agency or any federal or state agency relating to the origination, sale or servicing of mortgage or consumer Loans. Neither Republic nor any of its Subsidiaries has received any notice, nor does it have any reason to believe, that any Agency proposes to limit or terminate the underwriting authority of Republic or any of its Subsidiaries or to increase the guarantee fees payable to any such Agency.

            (f) To the knowledge of Republic, each Loan included in a pool of Loans originated, acquired or serviced by Republic or any of its Subsidiaries (a "Republic Pool") meets all eligibility requirements (including all applicable requirements for obtaining mortgage insurance certificates and loan guaranty certificates) for inclusion in such Republic Pool. All such Republic Pools have been finally certified or, if required, recertified in accordance with all applicable laws, rules and regulations, except where the time for certification or recertification has not yet expired. To the knowledge of Republic, no Republic Pools have been improperly certified, and no Loan has been bought out of a Republic Pool without all required approvals of the applicable investors.

            3.17 Property. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Republic, Republic or a Republic Subsidiary (a) has good and marketable title to all the properties and assets reflected in the latest audited balance sheet included in Republic SEC Reports as being owned by Republic or a Republic Subsidiary or acquired after the date thereof (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business) (the "Republic Owned Properties"), free and clear of all Liens of any nature whatsoever, except (i) statutory Liens securing payments not yet due, (ii) Liens for real property Taxes not yet due and payable, (iii) easements, rights of way, and other similar encumbrances that do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties and (iv) such imperfections or irregularities of title or Liens as do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties (collectively, "Permitted Encumbrances"), and (b) is the lessee of all leasehold estates reflected in the latest audited financial statements included in such Republic SEC Reports or acquired after the date thereof (except for leases that have expired by their terms since the date thereof) (the "Republic Leased Properties" and, collectively with the Republic Owned Properties, the "Republic Real Property"), free and clear of all Liens of any nature whatsoever, except for Permitted Encumbrances, and is in possession of the properties purported to be leased thereunder, and each such lease is valid without default thereunder by the lessee or, to the knowledge of Republic, the lessor. There are no pending or, to the knowledge of Republic, threatened condemnation proceedings against the Republic Real Property. Republic and its Subsidiaries are in compliance with all applicable health and safety related requirements for the Republic Real Property, including those under the Americans with Disabilities Act of 1990 and the Occupational Health and Safety Act of 1970.

            3.18 Intellectual Property. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Republic, (a) Republic and each of its Subsidiaries owns, or is licensed to use (in each case, free and clear of any Liens), all Intellectual Property used in or necessary for the conduct of its business as currently conducted; (b) the use of any Intellectual Property by Republic and its Subsidiaries does not, to the knowledge of Republic, infringe on or otherwise violate the rights of any person and is in accordance with any applicable license pursuant to which Republic or any Republic Subsidiary acquired the right to use any Intellectual Property; (c) no person is challenging, infringing on or otherwise violating any right of Republic or any of its Subsidiaries with respect to any Intellectual Property owned by and/or licensed to Republic or its Subsidiaries; (d) neither Republic nor any Republic Subsidiary has received any written notice of any pending claim with respect to any Intellectual Property used by Republic or any Republic Subsidiary and no Intellectual Property owned and/or licensed by Republic or any Republic Subsidiary is being used or enforced in a manner that would be expected to result in the abandonment, cancellation or unenforceability of such Intellectual Property. For purposes of this Agreement, "Intellectual Property" means trademarks, service marks, brand names, certification marks, trade dress and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patentable or not, in any jurisdiction; patents, applications for patents (including divisions, continuations, continuations in part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction; nonpublic information, trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; writings and other works, whether copyrightable or not, in any jurisdiction; and registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; and any similar intellectual property or proprietary rights.

            3.19 Environmental Liability. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Republic, (a) there are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action or notices with respect to any environmental, health or safety matters or any private or governmental environmental, health or safety investigations or remediation activities of any nature seeking to impose, or that are reasonably likely to result in, any liability or obligation of Republic or any of its Subsidiaries arising under common law or under any local, state or federal environmental, health or safety statute, regulation or ordinance, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, pending or threatened against Republic or any of its Subsidiaries; (b) to the knowledge of Republic, there is no reasonable basis for, or circumstances that are reasonably likely to give rise to, any such proceeding, claim, action, investigation or remediation by any Governmental Entity or any third party that would give rise to any liability or obligation on the part of Republic or any of its Subsidiaries; and (c) neither Republic nor any of its Subsidiaries is subject to any agreement, order, judgment, decree, letter or memorandum by or with any Governmental Entity or third party imposing any liability or obligation with respect to any of the foregoing.

            3.20 State Takeover Laws. The Board of Directors of Republic has unanimously approved this Agreement and the transactions contemplated hereby as required to render inapplicable to this Agreement and the transactions contemplated hereby, the restrictions on "business combinations" set forth in Chapter 7A of the MBCA and all other "moratorium," "control share" (including Chapter 7B of the MBCA), "fair price," "takeover" or "interested shareholder" law (any such laws, "Takeover Statutes").

            3.21 Reorganization; Approvals. As of the date of this Agreement, Republic (a) is not aware of any fact or circumstance that could reasonably be expected to prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code, and (b) knows of no reason why all regulatory approvals from any Governmental Entity required for the consummation of the transactions contemplated by this Agreement should not be obtained on a timely basis.

            3.22 Opinions. Prior to the execution of this Agreement, Republic has received an opinion from Goldman, Sachs & Co. to the effect that as of the date of such opinion and based upon and subject to the matters set forth in such opinion, the aggregate Merger Consideration is fair to the shareholders of Republic from a financial point of view. Such opinion has not been amended or rescinded as of the date of this Agreement. Republic will provide Citizens with a true, correct and complete copy of such opinion for informational purposes promptly following receipt thereof by Republic.

            3.23 Republic Information. The information relating to Republic and its Subsidiaries that is provided by Republic or its representatives for inclusion in the Joint Proxy Statement and the Form S-4, or in any other document filed with any other Regulatory Agency or Governmental Entity in connection with the transactions contemplated by this Agreement, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The portions of the Joint Proxy Statement relating to Republic and other portions within the reasonable control of Republic will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF CITIZENS

            Except as disclosed in the disclosure schedule (the "Citizens Disclosure Schedule") delivered by Citizens to Republic prior to the execution of this Agreement (which schedule sets forth, among other things, items, the disclosure of which is necessary or appropriate, either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in this Article IV, or to one or more of Citizens's covenants, provided, however, that disclosure in any section of such Citizens Disclosure Schedule shall apply only to the indicated Section of this Agreement except to the extent that it is reasonably apparent that such disclosure is relevant to another section of this Agreement), Citizens hereby represents and warrants to Republic as follows:

            4.1 Corporate Organization. (a) Citizens is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Michigan. Citizens has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business, in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Citizens.

            (b) Citizens is duly registered as a bank holding company under the BHC Act. True, complete and correct copies of the Restated Articles of Incorporation, as amended (the "Citizens Articles"), and Amended Restated Bylaws of Citizens, as amended (the "Citizens By-laws"), as in effect as of the date of this Agreement, have previously been made available to Republic.

            (c) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Citizens, each Citizens Subsidiary (i) is duly incorporated or duly formed, as applicable to each such Subsidiary, and validly existing under the laws of its jurisdiction of organization, (ii) is duly licensed or qualified to do business and in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so licensed or qualified, and (iii) has all requisite corporate power or other power and authority to own or lease its properties and assets and to carry on its business as now conducted. The articles of incorporation, by-laws and similar governing documents of each Citizens Subsidiary, copies of which have previously been made available to Republic, are true, complete and correct copies of such documents as of the date of this Agreement.

            (d) The deposit accounts of Citizens Bank are insured by the FDIC through the Bank Insurance Fund to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due.

            (e) The minute books of Citizens and each of its Subsidiaries previously made available to Republic contain true, complete and correct records of all meetings and other corporate actions held or taken since December 31, 2002 of their respective shareholders and Boards of Directors (including committees of their respective Boards of Directors).

            4.2 Capitalization. (a) The authorized capital stock of Citizens consists of 100,000,000 shares of Citizens Common Stock, of which, as of June 23, 2006 (the "Citizens Capitalization Date"), 42,705,601 shares were issued and outstanding, and 5,000,000 shares of preferred stock, without par value (the "Citizens Preferred Stock"), of which, as of the Citizens Capitalization Date, no shares were issued and outstanding. As of the Citizens Capitalization Date, there were no shares of Citizens Common Stock held in Citizens's treasury. As of the Citizens Capitalization Date, no shares of Citizens Common Stock or Citizens Preferred Stock were reserved for issuance, except for (i) 3,600,000 shares of Citizens Common Stock reserved for issuance upon exercise of currently outstanding options issued pursuant to employee and director stock plans of Citizens in effect as of the date of this Agreement (the "Citizens Stock Plans"), and (ii) 200,000 shares of Citizens Preferred stock reserved for issuance pursuant to the Rights Agreement, dated as of May 23, 2000, by and between Citizens and Citizens Bank (the "Citizens Rights Agreement"). All of the issued and outstanding shares of Citizens Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, no Voting Debt of Citizens is issued or outstanding. As of the date of this Agreement, except pursuant to this Agreement, the Citizens Stock Plans, the Citizens Rights Agreement, and stock repurchase plans entered into by Citizens from time to time, Citizens does not have and is not bound by any outstanding subscriptions, options, warrants, calls, rights, commitments or agreements of any character calling for the purchase or issuance of any shares of Citizens Common Stock, Voting Debt or any other equity securities of Citizens or any securities representing the right to purchase or otherwise receive any shares of Citizens Common Stock, Voting Debt or other equity securities of Citizens or any Citizens Subsidiary. As of the date of this Agreement, other than as contemplated by this Agreement and except as disclosed on Section 4.2(a) of the Citizens Disclosure Schedule, there are no contractual obligations of Citizens or any Citizens Subsidiary (x) to repurchase, redeem or otherwise acquire any shares of capital stock of Citizens or any equity security of Citizens or any Citizens Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of Citizens or any Citizens Subsidiary or (y) pursuant to which Citizens or any Citizens Subsidiary is or could be required to register shares of Citizens capital stock or other securities under the Securities Act. Citizens has provided Republic with a true, complete and correct list of the aggregate number of shares of Citizens Common Stock issuable upon the exercise of outstanding Citizens Options under Citizens Stock Plans as of the Citizens Capitalization Date, the aggregate number of Citizens Options that are vested or unvested and the average exercise price for each such Citizens Option. Since the Citizens Capitalization Date through the date hereof, Citizens has not (A) issued or repurchased any shares of Citizens Common Stock, Citizens Preferred Stock, Voting Debt or other equity securities of Citizens other than the issuance of shares of Citizens Common Stock in connection with the exercise of Citizens Options to purchase Citizens Common Stock granted under Citizens Stock Plans that were outstanding on the Citizens Capitalization Date or (B) issued or awarded any options, warrants, restricted shares or any other equity-based awards under any of Citizens Stock Plans. The shares of Citizens Common Stock to be issued pursuant to the Merger will be duly authorized and validly issued and, at the Effective Time, all such shares will be fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.

            (b) Except for director qualifying shares, all of the issued and outstanding shares of capital stock or other equity ownership interests of each Citizens Subsidiary are owned by Citizens, directly or indirectly, free and clear of any Liens, and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable (subject to 12 U.S.C. ss. 55) and free of preemptive rights. No such Citizens Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

            4.3 Authority; No Violation. (a) Citizens has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly, validly and unanimously approved by the Board of Directors of Citizens. The Board of Directors of Citizens has determined that this Agreement and the transactions contemplated hereby are advisable and in the best interests of Citizens and its shareholders, has directed that this Agreement be submitted to Citizens's shareholders for approval and adoption at a duly held meeting of such shareholders, has determined to recommend such approval and has adopted a resolution to the foregoing effect. Except for the approval of Citizens shareholders required pursuant to the rules of The Nasdaq National Market for the issuance of shares of Citizens Common Stock pursuant to Article I (the "Stock Issuance"), no other corporate proceedings on the part of Citizens are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Citizens and (assuming due authorization, execution and delivery by Republic) constitutes the valid and binding obligation of Citizens, enforceable against Citizens in accordance with its terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity).

            (b) Neither the execution and delivery of this Agreement by Citizens, nor the consummation by Citizens of the transactions contemplated hereby, nor compliance by Citizens with any of the terms or provisions of this Agreement, will (i) violate any provision of the Citizens Articles or the Citizens By-laws, or (ii) assuming that the consents, approvals and filings referred to in Section 4.4 are duly obtained and/or made, (A) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or Injunction applicable to Citizens, any Citizens Subsidiary or any of their respective properties or assets or (B) except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Citizens, violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Citizens or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Citizens or any of its Subsidiaries is a party or by which any of them or any of their respective properties or assets is bound.

            4.4 Consents and Approvals. Except for (i) the filing of applications and notices, as applicable, with the Federal Reserve Board under the BHC Act and approval of such applications and notices, (ii) the Other Regulatory Approvals, (iii) the filing with the SEC of the Joint Proxy Statement and the filing and declaration of effectiveness of the Form S-4 and the filing and effectiveness of the registration statement contemplated by Section 1.6(e),
(iv) the filing of the Certificate of Merger with the Administrator pursuant to the MBCA, (v) any consents, authorizations, approvals, filings or exemptions required under consumer finance, mortgage banking and other similar laws, and
(vi) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of Citizens Common Stock pursuant to this Agreement and approval of quotation of such Citizens Common Stock on the Nasdaq, no consents or approvals of or filings or registrations with any Governmental Entity are necessary in connection with the consummation by Citizens of the Merger and the other transactions contemplated by this Agreement. No consents or approvals of or filings or registrations with any Governmental Entity are necessary in connection with the execution and delivery by Citizens of this Agreement.

            4.5 Reports; Regulatory Matters. (a) Citizens and each Citizens Subsidiary has timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file since January 1, 2004 with the Regulatory Agencies and with each other applicable Governmental Entity, and all other reports and statements required to be filed by them since January 1, 2004, including any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state, any foreign entity, or any Regulatory Agency or Governmental Entity, and have paid all fees and assessments due and payable in connection therewith, except in all cases as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Citizens. Except for normal examinations conducted by a Regulatory Agency or Governmental Entity in the ordinary course of the business of Citizens and its Subsidiaries, no Regulatory Agency or Governmental Entity has initiated since January 1, 2004 or has pending any proceeding, enforcement action or, to the knowledge of Citizens, investigation into the business, disclosures or operations of Citizens or any of its Subsidiaries. Since January 1, 2004, no Regulatory Agency or Governmental Entity has resolved any proceeding, enforcement action or, to the knowledge of Citizens, investigation into the business, disclosures or operations of Citizens or any of its Subsidiaries. Since January 1, 2004, no Regulatory Agency or Governmental Entity has resolved any proceeding, enforcement action or, to the knowledge of Citizens, investigation into the business, disclosures or operations of Citizens or any Citizens Subsidiary. There is no material unresolved violation, criticism, or exception by any Regulatory Agency or Governmental Entity with respect to any report or statement relating to any examinations or inspections of Citizens or any of its Subsidiaries. Since January 1, 2004 there has been no formal material inquiries by, or material disagreements or disputes with, any Regulatory Agency with respect to the business, operations, policies or procedures of Citizens or any Citizens Subsidiary.

            (b) Neither Citizens nor any Citizens Subsidiary is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been a recipient of any supervisory letter, outside of normal communications with Regulatory Agencies as part of the examination process, from, or has been ordered to pay any civil money penalty by, or has adopted any policies, procedures or board resolutions at the request or suggestion of, any Regulatory Agency or other Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, its management or its business, other than those of general application that apply to similarly situated bank holding companies or their Subsidiaries (each, a "Citizens Regulatory Agreement"), nor has Citizens or any of its Subsidiaries been advised since January 1, 2004, by any Regulatory Agency or other Governmental Entity that it is considering issuing, initiating, ordering or requesting any such Citizens Regulatory Agreement.

            (c) Citizens has previously made available to Republic an accurate and complete copy of each (i) final registration statement, prospectus, report, schedule and definitive proxy statement filed with or furnished to the SEC by Citizens since January 1, 2003 pursuant to the Securities Act or the Exchange Act and prior to the date of this Agreement (the "Citizens SEC Reports") and
(ii) communication mailed by Citizens to its shareholders, in each case since January 1, 2003 and prior to the date of this Agreement. No such Citizens SEC Report or communication, at the time filed, furnished or communicated (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date (but before the date of this Agreement) shall be deemed to modify information as of an earlier date. As of their respective dates, all Citizens SEC Reports complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto. No executive officer of Citizens has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act.

            4.6 Financial Statements. (a) The financial statements of Citizens and its Subsidiaries included (or incorporated by reference) in the Citizens SEC Reports (including the related notes, where applicable) (i) have been prepared from, and are in accordance with, the books and records of Citizens and its Subsidiaries, (ii) fairly present in all material respects the consolidated results of operations, cash flows, changes in shareholders' equity and consolidated financial position of Citizens and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to recurring year-end audit adjustments normal in nature and amount), (iii) complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. The books and records of Citizens and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions. Ernst & Young LLP has not resigned or been dismissed as independent public accountants of Citizens as a result of or in connection with any disagreements with Citizens on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

            (b) Neither Citizens nor any Citizens Subsidiary has any material liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for those liabilities that are reflected or reserved against on the consolidated balance sheet of Citizens included in its Quarterly Report on Form 10-Q for the period ended March 31, 2006 (including any notes thereto) and for liabilities incurred in the ordinary course of business consistent with past practice since March 31, 2006 or in connection with this Agreement and the transactions contemplated hereby.

            (c) The records, systems, controls, data and information of Citizens and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of Citizens or its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a Material Adverse Effect on Citizens. Citizens (x) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to Citizens, including its consolidated Subsidiaries, is made known to the chief executive officer and the chief financial officer of Citizens by others within those entities, and (y) has disclosed, based on its most recent evaluation prior to the date hereof, to Citizens's outside auditors and the audit committee of Citizens's Board of Directors (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect Citizens's ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Citizens's internal controls over financial reporting. These disclosures were made in writing by management to Citizens's auditors and audit committee and a copy has previously been made available to Republic. As of the date hereof, there is no reason to believe that its outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when next due.

            (d) Since December 31, 2005, (i) through the date hereof, neither Citizens nor any of its Subsidiaries has received any material complaint or claim regarding the accounting or auditing practices, procedures, methodologies or methods of Citizens or any of its Subsidiaries or their respective internal accounting controls, including any material complaint or claim that Citizens or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no attorney representing Citizens or any of its Subsidiaries, whether or not employed by Citizens or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by Citizens or any of its officers, directors, employees or agents to the Board of Directors of Citizens or any committee thereof or to any director or officer of Citizens.

            4.7 Broker's Fees. Neither Citizens nor any Citizens Subsidiary nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with the Merger or related transactions contemplated by this Agreement, other than UBS Securities LLC pursuant to a letter agreement between Citizens and UBS Securities LLC, a true, complete and correct copy of which has been previously delivered to Republic.

            4.8 Absence of Certain Changes or Events. (a) Since December 31, 2005, no event or events have occurred that have had or are reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on Citizens.

            (b) Since December 31, 2005, through and including the date of this Agreement, except as publicly disclosed by Republic in the Republic SEC Reports filed or furnished prior to the date hereof, Citizens and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary course of business consistent with their past practice.

            4.9 Legal Proceedings. (a) Neither Citizens nor any Citizens Subsidiary is a party to any, and there are no pending or, to the knowledge of Citizens, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Citizens or any of its Subsidiaries, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Citizens.

            (b) There is no Injunction or judgment imposed upon Citizens, any of its Subsidiaries or the assets of Citizens or any of its Subsidiaries, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Citizens.

            4.10 Taxes and Tax Returns. Except as would not, individually or in the aggregate, have a Material Adverse Effect on Citizens, (i) each of Citizens and its Subsidiaries has duly and timely filed (including all applicable extensions) all Tax Returns required to be filed by or with respect to Citizens and its Subsidiaries on or prior to the date of this Agreement (all such returns being accurate and complete in all material respects), has paid all Taxes with respect to the periods covered by such Tax Returns and has duly paid or made provision for the payment of all Taxes that have been incurred or are due or claimed to be due from it by federal, state, foreign or local taxing authorities other than Taxes that are not yet delinquent or are being contested in good faith, have not been finally determined and, in each case, have been adequately reserved against; (ii) all income Tax returns of Citizens and its Subsidiaries have been examined by the IRS and any applicable Tax authorities, or the applicable statute of limitations with respect to such Tax Returns has expired without examination, for all years to and including 2000 and any liability with respect thereto has been satisfied or any liability with respect to deficiencies asserted as a result of such examination is covered by reserves that are adequate under GAAP; (iii) there are no disputes pending, or claims asserted, for material Taxes or material assessments upon Citizens or any of its Subsidiaries for which Citizens does not have reserves that are adequate under GAAP; (iv) neither Citizens nor any of its Subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among Citizens and its Subsidiaries) or is liable for any Tax imposed on any Person other than Citizens and its Subsidiaries as a result of the application of Treasury Regulation Section 1.1502-6 (and any comparable provision of state, local or foreign law); (v) all Taxes that Citizens or any of its Subsidiaries is required to withhold from amounts owing to any employee, creditor or third party have been properly withheld and, to the extent payable, timely paid over to the proper Governmental Entity; (vi) no extensions or waivers of statutes of limitation have been given by, or requested with respect to any Taxes of, Citizens or any of its Subsidiaries; (vii) neither Citizens nor any of its Subsidiaries has taken or agreed to take any action or is aware of any fact or circumstance that would, or would be reasonably expected to, prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code; (viii) neither Citizens nor any of its Subsidiaries has been a party to any distribution occurring during the two-year period prior to the date of this Agreement, or otherwise as part of a plan (or series of related transactions) of which the Merger is a part, in which the parties to such distribution treated the distribution as one to which Section 355 of the Code applied; (ix) neither Citizens nor any of its Subsidiaries is required to include in income any adjustment pursuant to Section 481(a) of the Code, no such adjustment has been proposed by the IRS and no pending request for permission to change any accounting method has been submitted by Citizens or any of its Subsidiaries; (x) the aggregate balance of the reserve for bad debts described in Section 593(g)(4)(A)(ii) of the Code and any similar provision under state or local laws and regulations of Citizens and its Subsidiaries as of December 31, 2005 is zero; and (xi) neither Citizens nor any of its Subsidiaries has participated in a "listed transaction" within the meaning of Treasury Regulation section 1.6011-4(b)(2).

            4.11 Compliance with Applicable Law. (a) Citizens and each Citizens Subsidiary hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to each, and have complied in all respects with and are not in default in any material respect under any, applicable law, statute, order, rule, regulation, policy or guideline of any Governmental Entity relating to Citizens or any of its Subsidiaries, except where the failure to hold such licenses, franchises, permits and authorizations, or such non-compliance or default, has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Citizens.

            (b) Since the enactment of the Sarbanes-Oxley Act, Citizens has been and is in compliance in all material respects with (i) the applicable provisions of the Sarbanes-Oxley Act and (ii) the applicable listing and corporate governance rules and regulations of the Nasdaq. Section 4.11(b) of the Citizens Disclosure Schedule sets forth, as of the date hereof, a schedule of all executive officers and directors of Citizens who have outstanding loans from Citizens, and there has been no default on, or forgiveness or waiver of, in whole or in part, any such loan during the two years immediately preceding the date hereof.

            4.12 Intellectual Property. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Citizens, (a) Citizens and each of Citizens Subsidiary owns, or is licensed to use (in each case, free and clear of any Liens), all Intellectual Property used in or necessary for the conduct of its business as currently conducted; (b) the use of any Intellectual Property by Citizens and each Citizens Subsidiary does not, to the knowledge of Citizens, infringe on or otherwise violate the rights of any person and is in accordance with any applicable license pursuant to which Citizens or any Citizens Subsidiary acquired the right to use any Intellectual Property; (c) no person is challenging, infringing on or otherwise violating any right of Citizens or any Citizens Subsidiary with respect to any Intellectual Property owned by and/or licensed to Citizens or its Subsidiaries; and (d) neither Citizens nor any Citizens Subsidiary has received any written notice of any pending claim with respect to any Intellectual Property used by Citizens or any Citizens Subsidiary and no Intellectual Property owned and/or licensed by Citizens or any Citizens Subsidiary is being used or enforced in a manner that would be expected to result in the abandonment, cancellation or unenforceability of such Intellectual Property.

            4.13 Risk Management Instruments. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Citizens, (a) all Derivative Transactions that are currently outstanding (which for the avoidance of doubt shall not include any Citizens Stock Option), whether entered into for the account of Citizens or any Citizens Subsidiary or for the account of a customer of Citizens or any Citizens Subsidiary, were duly authorized and entered into by Citizens and, to the knowledge of Citizens, by the counterparties thereto in the ordinary course of business consistent with past practice and in accordance with prudent banking practice and applicable laws, rules, regulations and policies of any Regulatory Authority and in accordance with the investment, securities, commodities, risk management and other policies, practices and procedures employed by Citizens and its Subsidiaries, and with counterparties believed at the time to be financially responsible and able to understand (either alone or in consultation with their advisers) and to bear the risks of such Derivative Transactions; (b) all of such Derivative Transactions are legal, valid and binding obligations of Citizens or a Citizens Subsidiary enforceable against it in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity), and are in full force and effect; and (c) Citizens and each applicable Citizens Subsidiary have duly performed their obligations under the Derivative Transactions to the extent that such obligations to perform have accrued and, to the knowledge of Citizens, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder.

            4.14 Investment Securities. (a) Each of Citizens and each Citizens Subsidiary has good title to all securities owned by it (except those sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any Lien, except to the extent such securities are pledged in the ordinary course of business to secure obligations of Citizens or its Subsidiaries. Such securities are valued on the books of Citizens in accordance with GAAP in all material respects.

            (b) Citizens and its Subsidiaries and their respective businesses employ Policies, Practices and Procedures which Citizens believes are prudent and reasonable in the context of such businesses. Prior to the date hereof, Citizens has made available to Republic in writing the material Policies, Practices and Procedures.

            4.15 Property. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Citizens, Citizens or a Citizens Subsidiary (a) has good and marketable title to all the properties and assets reflected in the latest audited balance sheet included in the Citizens SEC Reports as being owned by Citizens or a Citizens Subsidiary or acquired after the date thereof (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business) (the "Citizens Owned Properties"), free and clear of all Liens of any nature whatsoever, except Permitted Encumbrances, and (b) is the lessee of all leasehold estates reflected in the latest audited financial statements included in such Citizens SEC Reports or acquired after the date thereof (except for leases that have expired by their terms since the date thereof) (the "Citizens Leased Properties" and, collectively with the Citizens Owned Properties, the "Citizens Real Property"), free and clear of all Liens of any nature whatsoever, except for Permitted Encumbrances, and is in possession of the properties purported to be leased thereunder, and each such lease is valid without default thereunder by the lessee or, to the knowledge of Citizens, the lessor. There are no pending or, to the knowledge of Citizens, threatened condemnation proceedings against the Citizens Real Property. Citizens and its Subsidiaries are in compliance with all applicable health and safety related requirements for the Citizens Real Property, including those under the Americans with Disabilities Act of 1990 and the Occupational Health and Safety Act of 1970.

            4.16 Environmental Liability. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Citizens, (a) there are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action or notices with respect to any environmental, health or safety matters or any private or governmental environmental, health or safety investigations or remediation activities of any nature seeking to impose, or that are reasonably likely to result in, any liability or obligation of Citizens or any of its Subsidiaries arising under common law or under any local, state or federal environmental, health or safety statute, regulation or ordinance, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, pending or threatened against Citizens or any of its Subsidiaries; (b) to the knowledge of Citizens, there is no reasonable basis for, or circumstances that are reasonably likely to give rise to, any such proceeding, claim, action, investigation or remediation by any Governmental Entity or any third party that would give rise to any liability or obligation on the part of Citizens or any of its Subsidiaries; and (c) neither Citizens nor any of its Subsidiaries is subject to any agreement, order, judgment, decree, letter or memorandum by or with any Governmental Entity or third party imposing any liability or obligation with respect to any of the foregoing.

            4.17 Reorganization; Approvals. As of the date of this Agreement, Citizens (a) is not aware of any fact or circumstance that could reasonably be expected to prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code, and (b) knows of no reason why all regulatory approvals from any Governmental Entity required for the consummation of the transactions contemplated by this Agreement should not be obtained on a timely basis.

            4.18 Opinion. Prior to the execution of this Agreement, the Board of Directors of Citizens has received an opinion from UBS Securities LLC to the effect that, as of the date of such opinion and based upon and subject to the matters set forth therein, the Merger Consideration is fair, from a financial point of view, to Citizens. Such opinion has not been amended or rescinded as of the date of this Agreement. Citizens will provide Republic with a true, correct and complete copy of such opinion for informational purposes promptly following receipt thereof by Citizens.

            4.19 Citizens Information. The information relating to Citizens and its Subsidiaries that is provided by Citizens or its representatives for inclusion in the Joint Proxy Statement and the Form S-4, or in any other document filed with any other Regulatory Agency or Governmental Entity in connection with the transactions contemplated by this Agreement, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The portions of the Joint Proxy Statement relating to Citizens and other portions within the reasonable control of Citizens will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. The Form S-4 will comply in all material respects with the provisions of the Securities Act and the rules and regulations thereunder.

            4.20 Employee Matters. (a) Section 4.20 of the Citizens Disclosure Schedule sets forth a true, complete and correct list of each material "employee benefit plan" as defined in Section 3(3) of ERISA, whether or not subject to ERISA, and each employment, consulting, bonus, incentive or deferred compensation, vacation, stock option or other equity-based, severance, termination, retention, change of control, profit-sharing, fringe benefit or other similar plan, program, agreement or commitment for the benefit of any employee, former employee, director or former director of Citizens or any Citizens Subsidiary entered into, maintained or contributed to by Citizens or any Citizens Subsidiary or to which Citizens or any Citizens Subsidiary may have any liability with respect to current or former employees or directors of Citizens or any Citizens Subsidiary (such plans, programs, agreements and commitments, herein referred to as the "Citizens Benefit Plans").

            (b) With respect to each Citizens Benefit Plan, Citizens has made available to Republic true, complete and correct copies of the following (as applicable): (i) the written document evidencing such Citizens Benefit Plan or, with respect to any such plan that is not in writing, a written description thereof, (ii) the summary plan description; (iii) the most recent annual report, financial statement and/or actuarial report; (iv) the most recent determination letter from the IRS; (v) the most recent Form 5500 required to have been filed with the IRS, including all schedules thereto; (vi) any related trust agreements, insurance contracts or documents of any other funding arrangements;
(vii) any written communications to or from the IRS or any office or representative of the Department of Labor relating to any compliance issues in respect of any such Citizens Benefit Plan and (viii) all amendments, modifications or supplements to any such document.

            (c) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Citizens, (i) Citizens and each Citizens Subsidiary has operated and administered each Citizens Benefit Plan in compliance with all applicable laws and the terms of each such plan;
(ii) the terms of each Citizens Benefit Plan are in compliance with all applicable laws; (iii) each Citizens Benefit Plan that is intended to be "qualified" under Section 401 of the Code has received a favorable determination letter from the IRS to such effect and, to the knowledge of Citizens, no fact, circumstance or event has occurred or exists since the date of such determination letter that would reasonably be expected to adversely affect the qualified status of any such Citizens Benefit Plan; and (iv) there are no pending or, to the knowledge of Citizens, threatened or anticipated claims by, on behalf of or against any of the Citizens Benefit Plans or any assets thereof (other than routine claims for benefits). All contributions, premiums and other payments required to be made with respect to any Citizens Benefit Plan have been made on or before their due dates under applicable law and the terms of such Citizens Benefit Plan, and with respect to any such contributions, premiums or other payments required to be made with respect to any Citizens Benefit Plan that are not yet due, to the extent required by GAAP, adequate reserves are reflected on the consolidated balance sheet of Citizens included in the Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 (including any notes thereto) or liability therefor was incurred in the ordinary course of business consistent with past practice since March 31, 2006.

            (d) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Citizens, with respect to the Citizens Benefits Plans, neither Citizens nor any Citizens Subsidiary has incurred or reasonably expects to incur, either directly or indirectly (including as a result of an indemnification or joint and several liability obligation), any liability under Title I or IV of ERISA or the penalty, excise tax or joint and several liability provisions of the Code or any foreign law or regulation relating to employee benefit plans, and, to the knowledge of Citizens, no event, transaction or condition has occurred, exists or is reasonably expected to occur which could reasonably be expected to result in any such liability to Citizens or any Citizens Subsidiary. With respect to each Citizens Benefit Plan which is an "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA): (i) no such plan is a "multiemployer plan" (within the meaning of Section 3(37) of ERISA) or a "multiple employer plan" (within the meaning of Section 413(c) of the Code), and (ii) no "reportable event" (as defined in Section 4043 of ERISA) has occurred with respect to any such plan within the past 12 months.

            (e) Except as set forth in Section 4.20(e) of the Citizens Disclosure Schedule, neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will, either alone or in conjunction with any other event, (i) result in any payment or benefit becoming due or payable, or required to be provided, to any director, employee or independent contractor of Citizens or any of its Subsidiaries, (ii) increase the amount or value of any benefit or compensation to any director, employee or independent contractor, (iii) result in the acceleration of the time of payment, forgiveness of indebtedness, vesting or funding of any such benefit or compensation, (iv) limit the ability to amend, terminate or receive a reversion of assets from any Citizens Benefit Plan or related trust or (v) result in any amount failing to be deductible by reason of Section 280G of the Code.

            (f) Except as set forth in Section 4.20(f) of the Citizens Disclosure Schedule, no payment made or to be made in respect of any employee or former employee of Citizens or any of its Subsidiaries is or will be nondeductible by reason of Section 162(m) of the Code.

            (g) Neither Citizens nor any of its Subsidiaries is a party to or bound by any labor or collective bargaining agreement and there are no organizational campaigns, petitions or other unionization activities seeking recognition of a collective bargaining unit with respect to, or otherwise attempting to represent, any of the employees of Citizens or any of its Subsidiaries. There are no labor related controversies, strikes, slowdowns, walkouts or other work stoppages pending or, to the knowledge of Citizens, threatened and neither Citizens nor any of its Subsidiaries has experienced any such labor related controversy, strike, slowdown, walkout or other work stoppage within the past three years. Neither Citizens nor any of its Subsidiaries is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Entity relating to employees or employment practices. Each of Citizens and its Subsidiaries are in compliance with all applicable laws, statutes, orders, rules, regulations, policies or guidelines of any Governmental Entity relating to labor, employment, termination of employment or similar matters and have not engaged in any unfair labor practices or similar prohibited practices.

            4.21 Loan Portfolio. (a) Section 4.21(a) of the Citizens Disclosure Schedule sets forth (i) the aggregate outstanding principal amount, as of December 31, 2005, of all Loans, other than "non-accrual" Loans, and (ii) the aggregate outstanding principal amount, as of December 31, 2005, of all "non-accrual" Loans. As of December 31, 2005, Citizens and its Subsidiaries, taken as a whole, did not have outstanding Loans and assets classified as "Other Real Estate Owned" with an aggregate then outstanding, fully committed principal amount in excess of that amount set forth on Section 4.21(a) of the Citizens Disclosure Schedule, net of specific reserves with respect to such Loans and assets, that were designated as of such date by Citizens as "Other Loans Specifically Mentioned", "Special Mention", "Substandard", "Doubtful", "Loss", or words of similar import ("Criticized Assets"). Section 4.21(a) of the Citizens Disclosure Schedule sets forth (A) a summary of Criticized Assets of Citizens as of December 31, 2005, by category of Loan (e.g., commercial, consumer, etc.), together with the aggregate principal amount of such Loans by category and the amount of specific reserves with respect to each such category of Loan and the amount of reserves with respect to each such category of Loans and (B) each asset of Citizens or any of its Subsidiaries that, as of December 31, 2005, is classified as "Other Real Estate Owned" and the book value thereof.

            (b) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Citizens, each Loan (i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid liens and security interests which have been perfected and
(iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity). Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Citizens, all Loans originated by Citizens or its Subsidiaries, and all such Loans purchased, administered or serviced by Citizens or its Subsidiaries (including Loans held for resale to investors), were made or purchased and are administered or serviced, as applicable, in accordance with customary lending standards of Citizens or its Subsidiaries, as applicable (and in the case of Loans held for resale to investors, the lending standards, if any, of such investors) and in accordance with applicable federal, state and local laws, regulations and rules. All such Loans (and any related guarantees) and payments due thereunder are, and on the Closing Date will be, free and clear of any Lien, and Citizens or its Subsidiaries has complied in all material respects, and on the Closing Date will have complied in all material respects, with all laws and regulations relating to such Loans.

            (c) None of the agreements pursuant to which Citizens or any of its Subsidiaries has sold Loans or pools of Loans or participations in Loans or pools of Loans contains any obligation to repurchase such Loans or interests therein solely on account of a payment default by the obligor on any such Loan.

            (d) Each of Citizens and each Citizens Subsidiary, as applicable, is approved by and is in good standing, as applicable, with the Agencies.

            (e) None of Citizens or any of its Subsidiaries is now nor has it ever been since December 31, 2004 subject to any material fine, suspension, settlement or other agreement or other administrative agreement or sanction by, or any material reduction in any loan purchase commitment from any Agency or any federal or state agency relating to the origination, sale or servicing of mortgage or consumer Loans. Neither Citizens nor any of its Subsidiaries has received any notice, nor does it have any reason to believe, that any Agency proposes to limit or terminate the underwriting authority of Citizens or any of its Subsidiaries or to increase the guarantee fees payable to any such Agency.

            (f) To the knowledge of Citizens, each Loan included in a pool of Loans originated, acquired or serviced by Citizens or any of its Subsidiaries (a "Citizens Pool") meets all eligibility requirements (including all applicable requirements for obtaining mortgage insurance certificates and loan guaranty certificates) for inclusion in such Citizens Pool. All such Citizens Pools have been finally certified or, if required, recertified in accordance with all applicable laws, rules and regulations, except where the time for certification or recertification has not yet expired. To the knowledge of Citizens, no Citizens Pools have been improperly certified, and no Loan has been bought out of a Citizens Pool without all required approvals of the applicable investors.

            4.22 Certain Contracts.

            (a) "Citizens Contract" shall mean any contract, arrangement, commitment or understanding (whether written or oral) (i) with respect to the employment of any directors, officers, employees or consultants, other than in the ordinary course of business consistent with past practice, (ii) that provides for indemnification of any director, officer or employee of Citizens,
(iii) which, upon execution of this Agreement or consummation or shareholder approval of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional acts or events) result in any payment or benefits (whether of severance pay or otherwise) becoming due from Citizens, Republic, the Surviving Corporation, or any of their respective Subsidiaries to any officer or employee of Citizens or any Subsidiary thereof, (iv) that is or includes any non-competition, non-solicitation or exclusive dealing agreement or obligation, or any other agreement or obligation that purports to limit or restrict in any respect (A) the ability of Citizens or any of its Subsidiaries to solicit customers or employees or (B) the manner in which, or the localities in which, all or any portion of the business and operations of Citizens or its Subsidiaries or, following consummation of the Merger, the business and operations of Citizens and its Subsidiaries, is or could be conducted, (v) that relates to the incurrence of Indebtedness (other than deposit liabilities, advances and loans from a Federal Home Loan Bank, and sales of securities subject to repurchase, in each case in the ordinary course of business) in the principal amount of $2.5 million or more, (vi) that grants any person a right of first refusal, right of first offer or similar right with respect to any material properties, assets or businesses of Citizens or its Subsidiaries, (vii) that is a consulting agreement or service contract (including data processing, software programming and licensing contracts and outsourcing contracts for the provision of collection and other services in connection with the business and operations of Citizens and its Subsidiaries) involving the payment of annual fees of $250,000 or more, or (viii) that is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement that has not been filed or incorporated by reference in Citizens SEC Reports filed prior to the date hereof.

            (b) Each Citizens Contract is valid and binding on Citizens or its applicable Subsidiary and is in full force and effect. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Citizens, (i) Citizens and each Citizens Subsidiary has in all material respects performed all obligations required to be performed by it to date under each Citizens Contract, and (ii) no event or condition exists that constitutes or, after notice or lapse of time or both, will constitute, a material default on the part of Citizens or any of its Subsidiaries under any such Citizens Contract.

                                    ARTICLE V

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

            5.1 Conduct of Businesses Prior to the Effective Time. Except as expressly contemplated by or permitted by this Agreement or with the prior written consent of the other party, during the period from the date of this Agreement to the Effective Time, each of Republic and Citizens shall, and shall cause each of its respective Subsidiaries to, (a) conduct its business in the ordinary course in all material respects, (b) use commercially reasonable efforts to maintain and preserve intact its business organization and advantageous business relationships and retain the services of its key officers and key employees and (c) take no action that is intended to or would reasonably be expected to adversely affect or materially delay the ability of either Republic or Citizens to obtain any necessary approvals of any Regulatory Agency or other Governmental Entity required for the transactions contemplated hereby or to perform its covenants and agreements under this Agreement or to consummate the transactions contemplated hereby or thereby.

            5.2 Republic Forbearances. During the period from the date of this Agreement to the Effective Time, except as set forth in the Republic Disclosure Schedule and except as expressly contemplated or permitted by this Agreement, Republic shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Citizens:

                  (a) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or make any loan or advance or capital contribution to, or investment in, any person (it being understood and agreed that incurrence of indebtedness in the ordinary course of business consistent with past practice shall include the creation of deposit liabilities, purchases of Federal funds, securitizations, sales of certificates of deposit and entering into repurchase agreements);

                  (b) (i) adjust, split, combine or reclassify any of its capital stock;

                        (ii) make, declare or pay any dividend, or make any
            other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock (except (A) for regular quarterly cash dividends at a rate not in excess of $0.11 per share of Republic Common Stock with record dates and payment dates consistent with the prior year, (B) dividends paid by any of the Subsidiaries of Republic to Republic or to any of its wholly owned Subsidiaries, (C) dividends on Republic's trust preferred stock as required by the terms thereof, and (D) the acceptance of shares of Republic Common Stock in payment of the exercise price or withholding taxes incurred by any employee or director in connection with the exercise of Republic Options or the vesting of Republic Restricted Shares or Republic Warrants granted under a Republic Stock Plan, in each case in accordance with past practice and the terms of the applicable Republic Stock Plan and related award agreements);

                        (iii) grant any stock options, restricted shares or
            other equity-based award with respect to shares of Republic Common Stock under any of Republic Stock Plans or otherwise (whether such awards are settled in cash, Republic Common Stock or otherwise), or grant any individual, corporation or other entity any right to acquire any shares of its capital stock, other than grants of stock options to newly hired employees of Republic and its Subsidiaries in the ordinary course of business consistent with past practice under the Republic Stock Plans subject to the terms set forth on Section 5.2(b) of the Republic Disclosure Schedule; or

                        (iv) issue any additional shares of capital stock or
            other securities except pursuant to the exercise of Republic Options or Republic Warrants granted under a Republic Stock Plan that are outstanding as of the Republic Capitalization Date or granted thereafter in compliance with this Agreement;

                  (c) except as required by applicable law or the terms of any Republic Benefit Plan as in effect on the date of this Agreement and disclosed in Section 3.11(a) of the Republic Disclosure Schedule (i) increase the wages, salaries, benefits or incentive compensation or incentive compensation opportunities of any employee, director or independent contractor of Republic or any of its Subsidiaries except for increases in wages and salaries to employees of Republic or any of its Subsidiaries (other than executive officers of Republic or any of its Subsidiaries) in the ordinary course of business consistent with past practice, (ii) pay or provide, or increase or accelerate the accrual rate, vesting or timing of payment or funding of, any compensation, severance, benefits or other rights of any employee of Republic or any of its Subsidiaries, except for payments in the ordinary course of business consistent with past practice, (iii) grant any rights to severance or termination pay to, or enter into any employment, consulting or severance agreement with, any director, employee or independent contractor, except for the payment of severance (in exchange for a customary release of claims) to non-executive officer employees of Republic or any of its Subsidiaries pursuant to the terms of the existing severance policy of Republic (as previously disclosed to Citizens), in the ordinary course of business consistent with past practice or (iv) establish, adopt, or become a party to any new employee benefit or compensation plan, program, commitment, agreement or arrangement or amend any existing Republic Benefit Plan;

                  (d) sell, transfer, mortgage, encumber or otherwise dispose of any material amount of its properties or assets to any individual, corporation or other entity other than a Subsidiary or cancel, release or assign any material amount of indebtedness to any such person or any claims held by any such person, in each case other than in the ordinary course of business consistent with past practice or pursuant to contracts in force at the date of this Agreement;

                  (e) enter into any new line of business or change in any material respect its lending, investment, underwriting, risk and asset liability management and other banking and operating, securitization and servicing policies, except as required by applicable law, regulation or policies imposed by any Governmental Entity;

                  (f) except for transactions in the ordinary course of business consistent with past practice, make any material investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity;

                  (g) take any action, or knowingly fail to take any action, which action or failure to act is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code;

                  (h) amend its articles of incorporation or bylaws;

                  (i) fail to comply with the provisions of Section 5.2(i) of the Republic Disclosure Schedule;

                  (j) commence or settle any material claim, action or proceeding, except in the ordinary course of business consistent with past practice (provided that no such settlement shall include any restrictions on the operation or conduct of business by Republic or its Subsidiaries without the prior written consent of Citizens);

                  (k) take any action or fail to take any action that is intended or may reasonably be expected to result in any of the conditions to the Merger set forth in Article VII not being satisfied;

                  (l) implement or adopt any change in its Tax accounting or financial accounting principles, practices or methods, other than as may be required by applicable law, GAAP or regulatory guidelines;

                  (m) file or amend any material Tax Return other than in the ordinary course of business, make, change or revoke any material Tax election, agree to an extension of the statute of limitations with respect to the assessment or collection of material Taxes, make or surrender any claim for a material refund of Taxes, or settle or compromise any material Tax liability;

                  (n) file any application to establish, or to relocate or terminate the operations of, any banking office of Republic or any Republic Subsidiary;

                  (o) create, renew, amend, terminate or cancel any Republic Contract other than in the ordinary course of business consistent with past practice; provided, that neither Republic nor any of its Subsidiaries shall enter into any contract or agreement of the type addressed in clause
      (ii) or (iii) of the definition of Republic Contracts;

                  (p) hire any new executive officer of Republic, other than to replace any such officer who dies, becomes disabled, retires, resigns or otherwise ceases to be employed by Republic; or

                  (q) agree to take, make any commitment to take, or adopt any resolutions of its board of directors in support of, any of the actions prohibited by this Section 5.2.

            5.3 Citizens Forbearances. During the period from the date of this Agreement to the Effective Time, except as set forth in the Citizens Disclosure Schedule and except as expressly contemplated or permitted by this Agreement, Citizens shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Republic:

                  (a) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or make any loan or advance or capital contribution to, or investment in, any person (it being understood and agreed that incurrence of indebtedness in the ordinary course of business consistent with past practice shall include the creation of deposit liabilities, purchases of Federal funds, securitizations, sales of certificates of deposit and entering into repurchase agreements);

                  (b) (i) adjust, split, combine or reclassify any of its capital stock;

                        (ii) make, declare or pay any dividend, or make any
            other distribution on any shares of its capital stock or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock (except (A) for regular quarterly cash dividends at a rate not in excess of $0.29 per share of Citizens Common Stock with record dates and payment dates consistent with the prior year, (B) dividends paid by any of the Subsidiaries of Citizens to Citizens or to any of its wholly owned Subsidiaries, and (C) dividends on Citizens's trust preferred stock as required by the terms thereof;

                        (iii) grant any stock options, restricted shares or
            other equity-based award with respect to shares of Citizens Common Stock under any of Citizens Stock Plans or otherwise (whether such awards are settled in cash, Citizens Common Stock or otherwise), or grant any individual, corporation or other entity any right to acquire any shares of its capital stock, other than grants of stock options to newly hired employees of Citizens and its Subsidiaries in the ordinary course of business consistent with past practice under the Citizens Stock Plans subject to the terms set forth on Section 5.3(b) of the Citizens Disclosure Schedule; or

                  (c) except as required by applicable law or the terms of any Citizens Benefit Plan as in effect on the date of this Agreement and disclosed in Section 4.20(a) of the Citizens Disclosure Schedule (i) pay or provide, or increase or accelerate the accrual rate, vesting or timing of payment or funding of, any compensation, severance, benefits or other rights of any employee of Citizens or any of its Subsidiaries, except for payments in the ordinary course of business consistent with past practice, or (ii) establish, adopt, or become a party to any new employee benefit or compensation plan, program, commitment, agreement or arrangement or amend any existing Citizens Benefit Plan;

                  (d) sell, transfer, mortgage, encumber or otherwise dispose of any material amount of its properties or assets to any individual, corporation or other entity other than a Subsidiary or cancel, release or assign any material amount of indebtedness to any such person or any claims held by any such person, in each case other than in the ordinary course of business consistent with past practice or pursuant to contracts in force at the date of this Agreement;

                  (e) change in any material respect its lending, investment, underwriting, risk and asset liability management and other banking and operating, securitization and servicing policies, except as required by applicable law, regulation or policies imposed by any Governmental Entity;

                  (f) consummate, or enter into a definitive agreement with respect to, any acquisition of a financial institution, which acquisition would materially delay or interfere with the consummation of the Merger;

                  (g) take any action, or knowingly fail to take any action, which action or failure to act is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code;

                  (h) amend its articles of incorporation or bylaws in a manner adverse to the Republic shareholders;

                  (i) take any action or fail to take any action that is intended or may reasonably be expected to result in any of the conditions to the Merger set forth in Article VII not being satisfied;

                  (j) hire any new executive officer of Citizens, other than to replace any such officer who dies, becomes disabled, retires, resigns or otherwise ceases to be employed by Citizens; or

                  (k) agree to take, make any commitment to take, or adopt any resolutions of its board of directors in support of, any of the actions prohibited by this Section 5.3.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

            6.1 Regulatory Matters. (a) Citizens and Republic shall promptly prepare and file with the SEC the Form S-4, in which the Joint Proxy Statement will be included as a prospectus. Each of Citizens and Republic shall use its reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing, and Citizens and Republic shall thereafter mail or deliver the Joint Proxy Statement to its respective shareholders. Citizens shall file the opinion described in Section 7.3(c) on a post-effective amendment to the Form S-4. Citizens shall also use its reasonable best efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement, and Republic shall furnish all information concerning Republic and the holders of Republic Common Stock as may be reasonably requested in connection with any such action.

            (b) The parties shall cooperate with each other and use their respective reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities that are necessary or advisable to consummate the transactions contemplated by this Agreement (including the Merger), and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such third parties, Regulatory Agencies or Governmental Entities. Republic and Citizens shall have the right to review in advance, and, to the extent practicable, each will consult the other on, in each case subject to applicable laws relating to the confidentiality of information, all the information relating to Republic or Citizens, as the case may be, and any of their respective Subsidiaries, which appear in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties shall act reasonably and as promptly as practicable. The parties shall consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated by this Agreement. Notwithstanding the foregoing, nothing contained herein shall be deemed to require Citizens to take any action, or commit to take any action, or agree to any condition or restriction, in connection with obtaining the foregoing permits, consents, approvals and authorizations of Governmental Entities, that would reasonably be expected to have a material adverse effect (measured on a scale relative to Republic) on either Citizens or Republic (a "Materially Burdensome Regulatory Condition").

            (c) Each of Citizens and Republic shall, upon request, furnish to the other all information concerning itself, its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Joint Proxy Statement, the Form S-4 or any other statement, filing, notice or application made by or on behalf of Citizens, Republic or any of their respective Subsidiaries to any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement.

            (d) Each of Citizens and Republic shall promptly advise the other upon receiving any communication from any Regulatory Agency or Governmental Entity consent or approval of which is required for consummation of the transactions contemplated by this Agreement that causes such party to believe that there is a reasonable likelihood that any Citizens Requisite Regulatory Approval or Republic Requisite Regulatory Approval, respectively, will not be obtained or that the receipt of any such approval may be materially delayed.

            (e) Republic shall cooperate with such reasonable requests as may be made by Citizens with respect to any post-Closing reorganization of Citizens's and Republic's Subsidiaries, including filing prior to the Closing such applications with Regulatory Agencies or Governmental Entities as may be necessary or desirable in connection with any such reorganization.

            6.2 Access to Information. (a) Upon reasonable notice and subject to applicable laws relating to the confidentiality of information, each of Republic and Citizens shall, and shall cause each of its Subsidiaries to, afford to the officers, employees, accountants, counsel, advisors, agents and other representatives of the other party, reasonable access, during normal business hours during the period prior to the Effective Time, to all reasonably requested properties, books, contracts, commitments and records, and, during such period, such party shall, and shall cause its Subsidiaries to, make available to the other party (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws or federal or state banking or insurance laws (other than reports or documents that such party is not permitted to disclose under applicable law) and (ii) all other information concerning its business, properties and personnel as the other party may reasonably request. Neither Republic nor Citizens, nor any of its Subsidiaries, shall be required to provide access to or to disclose information where such access or disclosure would jeopardize the attorney-client privilege of such party or its Subsidiaries or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties shall make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

            (b) All information and materials provided pursuant to this Agreement shall be subject to the provisions of the Confidentiality Agreement entered into between the parties as of May 5, 2006 (the "Confidentiality Agreement"), notwithstanding the termination of this Agreement. In the event of any conflict between the terms of this Section 6.2(b) and the terms of the Confidentiality Agreement, the terms of the Confidentiality Agreement shall control.

            (c) No investigation by a party hereto or its representatives shall affect the representations and warranties of the other party set forth in this Agreement.

            6.3 Shareholder Approvals. Each of Republic and Citizens shall call a meeting of its shareholders (the "Republic Shareholders' Meeting" and the "Citizens Shareholders' Meeting," as applicable) to be held as soon as reasonably practicable for the purpose of obtaining the requisite shareholder approvals required in connection with this Agreement and the Merger, and each shall use its reasonable best efforts to cause such meetings to occur as soon as reasonably practicable and on the same date. The Board of Directors of each of Republic and Citizens shall use its reasonable best efforts to obtain from its respective shareholders the shareholder vote in favor of the approval and adoption of this Agreement or the Stock Issuance, respectively, required to consummate the transactions contemplated by this Agreement. Each of Republic and Citizens agree that they have an unqualified obligation to submit this Agreement to their respective shareholders at their respective shareholder meetings. Notwithstanding anything to the contrary contained in this Agreement, Republic or Citizens shall adjourn or postpone the Republic Shareholders' Meeting or Citizens Shareholders' Meeting, as the case may be, to the extent necessary to ensure that any necessary supplement or amendment to the Joint Proxy Statement is provided to their respective shareholders, in advance of a vote on, in the case of Citizens, the Stock Issuance and, in the case of Republic, the approval and adoption of this Agreement and the Merger, or, if, as of the time for which the Citizens Shareholders' Meeting or the Republic Shareholders' Meeting, as the case may be, is originally scheduled, there are insufficient shares of Citizens Common Stock or Republic Common Stock, as the case may be, represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such meeting, or if in the reasonable good faith determination of either Citizens or Republic additional time is needed to solicit an affirmative shareholder vote by the Citizens shareholders in order to obtain the approval of the Stock Issuance, or the Republic shareholders in order to obtain the approval and adoption of this Agreement and the Merger, as the case may be.

            6.4 Affiliates. Republic shall use its reasonable best efforts to cause each director, executive officer and other person who is an "affiliate" (for purposes of Rule 145 under the Securities Act) of Republic to deliver to Citizens, as soon as practicable after the date of this Agreement, and prior to the date of the meeting of Republic shareholders to be held pursuant to Section 6.3, a written agreement, in the form of Exhibit C.

            6.5 Nasdaq Listing. Citizens shall cause the shares of Citizens Common Stock to be issued in the Merger to be approved for quotation on the Nasdaq, subject to official notice of issuance, prior to the Effective Time.

            6.6 Employee Matters.

            (a) Citizens and its Subsidiaries shall employ as of the Closing Date those employees who are employed by Republic or its Subsidiaries as of the Effective Time (collectively, the "Covered Employees"). For the period commencing at the Effective Time and ending on December 31, 2006, the Surviving Corporation shall, or shall cause its applicable Subsidiaries to, provide to the Covered Employees employee benefits that are substantially comparable in the aggregate to the employee benefits provided to such Covered Employees under the Republic Benefit Plans as in effect immediately prior to the Effective Time; provided that severance benefits will be provided to such Covered Employees under the new severance plan to be implemented as of the Effective Time in connection with the transactions contemplated by this Agreement. It is the intention of Citizens, to the extent permitted by applicable law, to develop new benefit plans (or amend existing benefit plans of Citizens and/or Republic) (the "New Benefit Plans"), as soon as reasonably practicable after the Effective Time. Once established, on a going forward basis, such new benefit plans shall
(i) treat similarly situated employees on a substantially equivalent basis, taking into account all relevant factors, including duties, geographic location, tenure, qualifications and abilities and (ii) not discriminate between the Surviving Corporation Employees who were covered by Republic benefit plans, on the one hand, and those covered by Citizens benefit plans on the other, at the Effective Time. In order to avoid a lapse in participation, prior to the time that any such New Benefit Plans are established, Covered Employees shall either continue to participate in the Republic Benefit Plans or shall participate in one or more of the Citizens Benefit Plans, it being understood that the Covered Employees may commence participating in the New Benefit Plans on different dates following the Closing Date.

            (b) Except as provided below, Citizens shall and shall cause its Subsidiaries to give all Covered Employees full credit for such employees' service with Republic or any Republic Subsidiary, to the same extent recognized by Republic or any Republic Subsidiary for comparable purposes under the Republic Benefit Plans immediately prior to the Effective Time, for all purposes(including, without limitation, for purposes of eligibility to participate, vesting credit, entitlement to benefits and levels of benefits) of any employee benefit plan of the Surviving Corporation in which such Covered Employees may be eligible to participate after the Effective Time (with respect to a new plan, to the extent past service credit is taken into account under the applicable new plan for any eligible employee, including legacy Citizens employees), and for purposes of determining seniority in connection with employment at Citizens or its subsidiaries, except to the extent that such crediting of service would result in duplication of benefits and provided that no prior service shall be recognized for any purpose under (A) any defined benefit plan or (B) any frozen post-retirement welfare plan. With respect to any health, dental, vision plan, life or long-term disability benefit plans or arrangements of Citizens or any of its Subsidiaries (other than Republic and its Subsidiaries) in which any Covered Employee is eligible to participate in the plan year that includes the year in which such Covered Employee is eligible to participate, Citizens shall (x) cause any pre-existing condition limitations under such Citizens or Subsidiary plan to be waived with respect to such Covered Employee to the extent such limitation would have been waived or satisfied under the Republic Benefit Plan in which such Covered Employee participated immediately prior to the Effective Time and otherwise take all necessary and appropriate steps to ensure that such Covered Employee shall not suffer a lapse in health, dental, vision, life or long-term disability plan coverage in connection with the Merger, and (y) recognize any medical or other health expenses incurred by such Covered Employee in the year that includes the Closing Date for purposes of any applicable deductible and annual out-of-pocket expense requirements under any such health, dental or vision plan of Citizens or any of its Subsidiaries.

            (c) As of the Effective Time, the Surviving Corporation shall take all action necessary to effectuate the agreements set forth in Section 6.6(c) of the Citizens Disclosure Schedule.

            (d) As of the Effective Time, the Surviving Corporation shall honor in accordance with their terms all Republic Benefit Plans, provided that nothing herein will prevent the Surviving Corporation from amending any such agreement or plan in accordance with its terms, including such amendments as may be necessary to avoid the imposition of a Tax under Section 409A of the Code. Notwithstanding anything in this Agreement to the contrary, no provision of this Agreement shall be deemed to (i) guarantee employment for any period of time for, or preclude the ability of either party to terminate, any Surviving Corporation Employee for any reason or (ii) require the Surviving Corporation to continue any Republic Benefit Plan or Citizens Benefit Plan, or prevent the amendment, modification or termination thereof after the Effective Time to the extent permitted by their terms and applicable law.

            6.7 Indemnification; Directors' and Officers' Insurance. (a) From and after the Effective Time, the Surviving Corporation shall, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless, and provide advancement of expenses to, any individual who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer of Republic or any Republic Subsidiary or who is or was serving at the request of Republic or any Republic Subsidiary as a director or officer of another person (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including fees and expenses of counsel), fines, penalties, liabilities or judgments or amounts that are paid in settlement of or in connection with any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative (a "Claim") based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director or officer of Republic or any Subsidiary of Republic, and pertaining to any matter existing or occurring, or any acts or omissions occurring, at or prior to the Effective Time, whether asserted or claimed prior to, or at or after, the Effective Time (including matters, acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby) or taken at the request of Citizens pursuant to Section 6.8 hereof. All rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of any Indemnified Party as provided in the certificates or articles of incorporation or by-laws (or comparable organizational documents) of Republic or any Republic Subsidiary, and any existing indemnification agreements including those set forth in Section 6.7 of Republic Disclosure Schedule, shall survive the Merger and shall continue in full force and effect in accordance with their terms, it being understood that nothing in this sentence shall require any amendment to the articles of incorporation or by-laws of the Surviving Corporation.

            (b) Citizens and the Indemnified Party shall cooperate in the defense of any Claim and shall provide access to properties and individuals as reasonably requested and furnish or cause to be furnished records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested in connection therewith. To the extent permitted by applicable law, Citizens shall pay the reasonable fees and expenses of counsel selected by the Indemnified Party (and not reasonably objected to by Citizens), promptly after statements therefor are received, and otherwise advance to such Indemnified Party upon request reimbursement of documented expenses reasonably incurred. To the extent permitted by applicable law, Citizens shall have the burden of proof to establish that the Indemnified Party's conduct did not comply with the standards set forth under applicable Law and the Indemnified Party shall be entitled to a hearing before a court of competent jurisdiction with respect to such matter should Citizens claim that the Indemnified Party's conduct did not comply with the standards set forth under applicable Law and all costs and expenses of such hearing (including those of the Indemnified Party) shall be paid by Citizens and such Indemnified Party in proportion to the relative success of Citizens and such Indemnified Party (where, e.g., the party whose position succeeds in its entirety shall not be required to bear any of such costs and expenses).

            (c) Citizens shall cause the individuals serving as officers and directors of Republic or any of its Subsidiaries immediately prior to the Effective Time to be covered for a period of six years from the Effective Time by the directors' and officers' liability insurance policy maintained by Republic (provided that Citizens may substitute therefor policies with one or more reputable unaffiliated third-party insurers of at least the same coverage and amounts containing terms and conditions that are not less advantageous than such policy) with respect to acts or omissions occurring at or prior to the Effective Time that were committed by such officers and directors in their capacity as such; provided that in no event shall Citizens be required to expend annually in the aggregate an amount in excess of 250% of the annual premiums currently paid by Republic (which current amount is set forth in Section 6.7 of the Republic Disclosure Schedule) for such insurance (the "Insurance Amount"), and provided further that if Citizens is unable to maintain such policy (or such substitute policy) as a result of the preceding proviso, Citizens shall obtain as much comparable insurance as is available for the Insurance Amount.

            (d) If Citizens or the Citizens or any of its successors or assigns shall (i) consolidate with or merge into any other person and shall not be the continuing or surviving entity of such consolidation or merger or (ii) transfer all or substantially all of its properties and assets to any person, then, and in each such case, proper provisions shall be made so that the successors and assigns of Citizens or surviving entity, as the case may be, shall assume all of the obligations of Citizens set forth in this Section.

            (e) The rights of each Indemnified Party under this Section shall be in addition to any right such person might have under the certificate of incorporation or bylaws of the Republic or any of its Subsidiaries, or under applicable law or under any agreement of any Indemnified Party with Republic or any of its Subsidiaries. The provisions of this Section are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their respective heirs and representatives.

            (f) The obligations of Citizens under this Section shall not be terminated or modified in such a manner as to adversely affect any indemnitee to whom this Section applies without the consent of such affected indemnitee (it being expressly agreed that the indemnitees to whom this Section applies shall be third-party beneficiaries of this Section).

            (g) Citizens shall indemnify any Indemnified Party against all reasonable costs and expenses (including reasonable attorneys' fees and expenses), such amounts to be payable in advance upon request as provided in this Section, relating to the enforcement of such Indemnified Party's rights under this Section or under the amended certificate of incorporation or bylaws or existing indemnification agreements, but only to the extent that such Indemnified Party is ultimately determined to be entitled to indemnification hereunder or thereunder. Any amounts due pursuant to the preceding sentence shall be payable upon request by the Indemnified Party.

            6.8 Additional Agreements. (a) Subject to the terms and conditions of this Agreement, each of Republic and Citizens agree to cooperate fully with each other and to use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective, at the time and in the manner contemplated by this Agreement, the Merger.

            (b) In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement (including any merger between a Subsidiary of Citizens, on the one hand, and a Subsidiary of Republic, on the other) or to vest Citizens with full title to all properties, assets, rights, approvals, immunities and franchises of either party to the Merger, the proper officers and directors of each party and their respective Subsidiaries shall, at Citizens's sole expense, take all such necessary action as may be reasonably requested by Citizens.

            6.9 Advice of Changes. Subject to applicable laws relating to the confidentiality of information, each of Citizens and Republic shall promptly advise the other of any change or event (i) having or reasonably likely to have a Material Adverse Effect on it or (ii) that it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained in this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement; provided further that a failure to comply with this Section 6.9 shall not constitute a breach of this Agreement or the failure of any condition set forth in Article VII to be satisfied unless the underlying Material Adverse Effect or material breach would independently result in the failure of a condition set forth in
Article VII to be satisfied.

            6.10 Exemption from Liability Under Section 16(b). Prior to the Effective Time, Citizens and Republic shall each take all such steps as may be necessary or appropriate to cause any disposition of shares of Republic Common Stock or conversion of any derivative securities in respect of such shares of Republic Common Stock in connection with the consummation of the transactions contemplated by this Agreement to be exempt under Rule 16b-3 promulgated under the Exchange Act, including any such actions specified in the No-Action Letter dated January 12, 1999, issued by the SEC to Skadden, Arps, Slate, Meagher & Flom, LLP.

            6.11 No Solicitation by Republic. (a) Republic and its Subsidiaries shall not, and Republic shall use its reasonable best efforts not to permit any officer or director of Republic or any of its Subsidiaries to, and shall not authorize any other person to (and any such authorizations currently existing have been terminated), directly or indirectly (i) solicit, initiate, encourage, facilitate (including by way of furnishing information) or take any other action designed to facilitate any inquiries or proposals regarding any merger, share exchange, consolidation, sale of assets, sale of shares of capital stock (including, without limitation, by way of a tender offer) or similar transactions involving Republic or any of its Subsidiaries that, if consummated, would constitute a Republic Alternative Transaction (any of the foregoing inquiries or proposals, including any indication of an intention to propose any of the foregoing, if with respect to Republic, being referred to herein as a "Republic Alternative Proposal" and if with respect to a company generally, then an "Alternative Proposal"), (ii) participate in any discussions or negotiations regarding a Republic Alternative Transaction or (iii) enter into any agreement regarding any Republic Alternative Transaction. Notwithstanding the foregoing, the Board of Directors of Republic shall be permitted, prior to the meeting of Republic shareholders to be held pursuant to Section 6.3, and subject to compliance with the other terms of this Section 6.11 and to first entering into an agreement with the person proposing such Republic Alternative Proposal on terms substantially similar to, and no less favorable to Republic than, those contained in the Confidentiality Agreement, to respond to, furnish information with respect to and consider and participate in any discussions or negotiations with respect to, any bona fide Republic Alternative Proposal received in writing by Republic, if and only to the extent that the Board of Directors of Republic reasonably determines in good faith after consultation with outside legal counsel that the failure to do so would cause it to violate its fiduciary duties. Upon having received a Republic Alternative Proposal, the Board of Directors of Republic may withdraw or modify its recommendation of this Agreement and the Merger if and only to the extent that the Board of Directors of Republic reasonably determines in good faith after consultation with outside legal counsel that the failure to do so would cause it to violate its fiduciary duties (provided that the foregoing shall not relieve Republic of its obligation to submit this Agreement and the Merger to its shareholders as provided herein, or to rescind or amend the resolutions of the Board of Directors adopted in approving this Agreement).

            As used in this Agreement, "Alternative Transaction" means, with respect to a company any of (i) a transaction pursuant to which any person (or group of persons) (other than Citizens or its affiliates, in the case of Republic) directly or indirectly, acquires or would acquire more than 25% of the outstanding shares of such company or any of its Subsidiaries or outstanding voting power or of any new series or new class of preferred stock that would be entitled to a class or series vote with respect to a merger of such company or any of its Subsidiaries whether from such company or any of its Subsidiaries or pursuant to a tender offer or exchange offer or otherwise, (ii) a merger, share exchange, consolidation or other business combination involving such company or any of its Subsidiaries (other than the Merger), (iii) any transaction pursuant to which any person (or group of persons) (other than Citizens or its affiliates, in the case of Republic) acquires or would acquire control of assets (including for this purpose the outstanding equity securities of subsidiaries of such company and securities of the entity surviving any merger or business combination including any of such company's Subsidiaries) of such company, or any of its Subsidiaries representing more than 25% of the fair market value of all the assets, net revenues or net income of such company and its Subsidiaries, taken as a whole, immediately prior to such transaction, or (iv) any other consolidation, business combination, recapitalization or similar transaction involving such company or any of its Subsidiaries, other than the transactions contemplated by this Agreement. An Alternative Transaction with respect to Republic is referred to as a "Republic Alternative Transaction" and an Alternative Transaction with respect to Citizens is referred to as a "Citizens Alternative Transaction."

            (b) Republic shall notify Citizens promptly (but in no event later than 24 hours) after receipt of any Republic Alternative Proposal, or any material modification of or material amendment to any Republic Alternative Proposal, or any request for nonpublic information relating to Republic or any of its Subsidiaries or for access to the properties, books or records of Republic or any Subsidiary by any person or entity that informs the Board of Directors of Republic or any Subsidiary that it is considering making, or has made, a Republic Alternative Proposal. Such notice to Citizens shall be made orally and in writing, and shall indicate the identity of the person making the Republic Alternative Proposal or intending to make or considering making a Republic Alternative Proposal or requesting non-public information or access to the books and records of Republic or any Subsidiary, and the material terms of any such Republic Alternative Proposal or modification or amendment to a Republic Alternative Proposal. Republic shall keep Citizens fully informed, on a current basis, of any material changes in the status and any material changes or modifications in the terms of any such Republic Alternative Proposal, indication or request. Republic shall also promptly, and in any event within 24 hours, notify Citizens, orally and in writing, if it enters into discussions or negotiations concerning any Republic Alternative Proposal in accordance with
Section 6.11(a).

            (c) Republic and its Subsidiaries shall immediately cease and cause to be terminated any existing discussions or negotiations with any persons (other than each other) conducted heretofore with respect to any of the foregoing, and shall use reasonable best efforts to cause all persons other than the other party hereto who have been furnished confidential information regarding itself in connection with the solicitation of or discussions regarding a Republic Alternative Proposal, as the case may be, within the 12 months prior to the date hereof promptly to return or destroy such information.

            (d) Nothing contained in this Section 6.11 shall prohibit Republic or its Subsidiaries from taking and disclosing to its shareholders a position required by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act.

            6.12 No Solicitation by Citizens. (a) Citizens and its Subsidiaries shall not, and Citizens shall use its reasonable best efforts not to permit any officer or director of Citizens or any of its Subsidiaries to, and shall not authorize any other person to (and any such authorizations currently existing have been terminated), directly or indirectly (i) solicit, initiate, encourage, facilitate (including by way of furnishing information) or take any other action designed to facilitate any inquiries or proposals regarding any Alternative Proposal (a "Citizens Alternative Proposal"), (ii) participate in any discussions or negotiations regarding a Citizens Alternative Transaction or
(iii) enter into any agreement regarding any Citizens Alternative Transaction. Notwithstanding the foregoing, the Board of Directors of Citizens shall be permitted, prior to the meeting of Citizens shareholders to be held pursuant to
Section 6.3, and subject to compliance with the other terms of this Section 6.12 and to first entering into an agreement with the person proposing such Citizens Alternative Proposal on terms substantially similar to, and no less favorable to Citizens than, those contained in the Confidentiality Agreement, to respond to, furnish information with respect to and consider and participate in discussions with respect to, any bona fide Citizens Alternative Proposal received in writing by Citizens, if and only to the extent that the Board of Directors of Citizens reasonably determines in good faith after consultation with outside legal counsel that the failure to do so would cause it to violate its fiduciary duties. Upon having received a Citizens Alternative Proposal, the Board of Directors of Citizens may withdraw or modify its recommendation of this Agreement and the Merger if and only to the extent that the Board of Directors of Citizens reasonably determines in good faith after consultation with outside legal counsel that the failure to do so would cause it to violate its fiduciary duties (provided that the foregoing shall not relieve Citizens of its obligation to submit the Stock Issuance to its shareholders as provided herein, or to rescind or amend the resolutions of the Board of Directors adopted in approving this Agreement).

            (b) Citizens shall notify Republic promptly (but in no event later than 24 hours) after receipt of any Citizens Alternative Proposal, or any material modification of or material amendment to any Citizens Alternative Proposal, or any request for nonpublic information relating to Citizens or any of its Subsidiaries or for access to the properties, books or records of Citizens or any Subsidiary by any person or entity that informs the Board of Directors of Citizens or any Subsidiary that it is considering making, or has made, a Citizens Alternative Proposal. Such notice to Republic shall be made orally and in writing, and shall indicate the identity of the person making the Citizens Alternative Proposal or intending to make or considering making a Citizens Alternative Proposal or requesting non-public information or access to the books and records of Citizens or any Subsidiary, and the material terms of any such Citizens Alternative Proposal or modification or amendment to a Citizens Alternative Proposal. Citizens shall keep Republic fully informed, on a current basis, of any material changes in the status and any material changes or modifications in the terms of any such Citizens Alternative Proposal, indication or request. Citizens shall also promptly, and in any event within 24 hours, notify Republic, orally and in writing, if it enters into discussions or negotiations concerning any Citizens Alternative Proposal in accordance with
Section 6.12(a).

            (c) Citizens and its Subsidiaries shall immediately cease and cause to be terminated any existing discussions or negotiations with any persons (other than each other) conducted heretofore with respect to any of the foregoing, and shall use reasonable best efforts to cause all persons other than the other party hereto who have been furnished confidential information regarding itself in connection with the solicitation of or discussions regarding a Citizens Alternative Proposal, as the case may be, within the 12 months prior to the date hereof promptly to return or destroy such information.

            (d) Nothing contained in this Section 6.12 shall prohibit Citizens or its Subsidiaries from taking and disclosing to its shareholders a position required by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act.

            6.13 Coordination of Dividends. After the date of this Agreement, each of Citizens and Republic shall coordinate with the other the declaration of any dividends in respect of Citizens Common Stock and Republic Common Stock and the record dates and payment dates relating thereto, it being the intention of the parties that holders of Republic Common Stock shall not receive two dividends, or fail to receive one dividend, for any quarter with respect to their shares of Republic Common Stock and any shares of Citizens Common Stock any such holder receives in exchange therefor in the Merger.

            6.14 Certain Tax Matters. The parties intend the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code and each of Citizens and Republic and each of their respective Affiliates shall use commercially reasonable efforts to cause the Merger to so qualify and to obtain the opinions of Wachtell, Lipton, Rosen & Katz, counsel to Citizens, and Cadwalader, Wickersham & Taft LLP, counsel to Republic, described in Sections 7.2(c) and 7.3(c), respectively. Except as required pursuant to a "determination" (as defined in Section 1313 of the Code), no party hereto will take any Tax reporting position (whether on a Tax Return or otherwise) that is inconsistent with the treatment of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

            6.15 Certain Post-Closing Matters.

            (a) Board and Committee Composition; Chairmanships.

                  (i) On or prior to the Effective Time, the Board of Directors of Citizens shall (i) adopt a bylaw, effective as of the Effective Time, in the form attached as Exhibit B (the "Director Bylaw"), and (ii) cause the Board of Directors of Citizens, effective as of the Effective Time, to consist of sixteen (16) directors, including nine (9) continuing members of the Citizens Board (including William R. Hartman) ("Citizens Continuing Directors"), and seven (7) members of the Republic Board of Directors selected by Republic and reasonably acceptable to the Board of Directors of Citizens (including Jerry D. Campbell and Dana M. Cluckey) ("Republic Appointees");

                  (ii) On or prior to the Effective Time, the Board of Directors of Citizens Bank Wealth Management, N.A. shall cause its Board of Directors, effective as of the Effective Time, to consist of fourteen (14) directors, including eight (8) Citizens Continuing Directors and six (6) Republic Appointees, as designated by the Board of Directors of Citizens, but including Mr. Campbell; Mr. Campbell shall serve as the chairman of such Board from the Effective Time until the fourth anniversary of the Closing Date (or such earlier date as of which he ceases for any reason to serve as a member of the Board of Directors).

                  (iii) On or prior to the Effective Time, the Board of Directors of Citizens shall cause each of the committees of the Board of Directors of Citizens, effective as of the Effective Time, to consist of Citizens Continuing Directors and Republic Appointees in the same approximate ratio as the membership of the Citizens Continuing Directors and the Republic Appointees on the Board of Directors of Citizens. One Republic Appointee and three Citizens Continuing Directors designated by the Board of Directors shall serve as the chairman of the Risk Management Committee, the Compensation and Human Resources Committee, the Corporate Governance and Nominating Committee and the Audit Committee of Citizens; and

                  (iv) Mr. Campbell shall be appointed the Chairman of the Board of Directors of Citizens and shall serve as such until the first anniversary of the Closing Date (or such earlier date as of which he ceases for any reason to serve as a member of the Board of Directors). On the first anniversary of the Closing Date, Mr. Hartman shall be appointed the Chairman of the Board of Directors of Citizens and shall serve as such until December 31, 2012 (or such earlier date as of which he ceases for any reason to serve as a member of the Board of Directors);

            (b) Name; Branding. In connection with the Closing, Citizens shall change its name to Citizens Republic Bancorporation, and shall seek to change its Nasdaq ticker symbol to "CRBC." The Citizens Republic brand shall be adopted following the Effective Time with respect to Citizens's banking and other Subsidiaries.

            (c) Survival/Adoption of Commitments. The commitments set forth in this Section 6.15 shall survive the Effective Time as reflected in a formal resolution of the Board of Directors of Citizens to be reflected in the minutes of Citizens following the Merger.

                                   ARTICLE VII

                              CONDITIONS PRECEDENT

            7.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of the parties to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

                  (a) Shareholder Approval. This Agreement shall have been approved and adopted by the requisite affirmative vote of the holders of Republic Common Stock entitled to vote thereon and by the requisite affirmative vote of the holders of Citizens Common Stock entitled to vote thereon.

                  (b) Nasdaq Listing. The shares of Citizens Common Stock to be issued to the holders of Republic Common Stock upon consummation of the Merger shall have been authorized for quotation on the Nasdaq, subject to official notice of issuance.

                  (c) Form S-4. The Form S-4 shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Form S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

                  (d) No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger or any of the other transactions contemplated by this Agreement shall be in effect. No statute, rule, regulation, order, Injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity that prohibits or makes illegal consummation of the Merger.

            7.2 Conditions to Obligations of Citizens. The obligation of Citizens to effect the Merger is also subject to the satisfaction, or waiver by Citizens, at or prior to the Effective Time, of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of Republic set forth in Section 3.2 of this Agreement shall be true and correct (other than for such failures to be true and correct as are de minimis in effect), and the remaining representations and warranties of Republic set forth in this Agreement shall be true and correct (for this purpose disregarding any qualification or limitation as to materiality or Material Adverse Effect), in each case as of the date of this Agreement and as of the Closing Date as though made on such date, except to the extent such representations and warranties are expressly made only as of an earlier date, in which case as of such earlier date; provided that, if any of such representations and warranties (other than the representations and warranties contained in Section 3.2, which shall be true and correct other than for such failures to be true and correct as are de minimis in effect) shall not be true and correct (for this purpose disregarding any qualification or limitation as to materiality or Material Adverse Effect), then the condition stated in this clause (a) shall be deemed satisfied if and only if the cumulative effect of all inaccuracies of such representations and warranties (for this purpose disregarding any qualification or limitation as to materiality or Material Adverse Effect) shall not be or have a Material Adverse Effect on Republic; and Citizens shall have received a certificate signed on behalf of Republic by its Chief Executive Officer or Chief Financial Officer to the foregoing effect.

                  (b) Performance of Obligations of Republic. Republic shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time; and Citizens shall have received a certificate signed on behalf of Republic by the Chief Executive Officer or the Chief Financial Officer of Republic to such effect.

                  (c) Federal Tax Opinion. Citizens shall have received the opinion of its counsel, Wachtell, Lipton, Rosen & Katz, dated the Closing Date, and if requested by the SEC, on or about the date the Form S-4 becomes effective, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the Merger will be treated as a reorganization within the meaning of
      Section 368(a) of the Code. In rendering such opinion or opinions, counsel may require and rely upon customary representations contained in certificates of officers of Republic and Citizens.

                  (d) Regulatory Approvals. All regulatory approvals set forth in Section 4.4 required to consummate the transactions contemplated by this Agreement, including the Merger, shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired (all such approvals and the expiration of all such waiting periods being referred as the "Citizens Requisite Regulatory Approvals"), and no such regulatory approval shall have resulted in the imposition of any Materially Burdensome Regulatory Condition.

            7.3 Conditions to Obligations of Republic. The obligation of Republic to effect the Merger is also subject to the satisfaction or waiver by Republic at or prior to the Effective Time of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of Citizens set forth in this Agreement shall be true and correct (for this purpose disregarding any qualification or limitation as to materiality or Material Adverse Effect), in each case as of the date of this Agreement and as of the Closing Date as though made on such date, except to the extent such representations and warranties are expressly made only as of an earlier date, in which case as of such earlier date; provided that, if any of such representations and warranties shall not be true and correct (for this purpose disregarding any qualification or limitation as to materiality or Material Adverse Effect), then the condition stated in this clause (a) shall be deemed satisfied if and only if the cumulative effect of all inaccuracies of such representations and warranties (for this purpose disregarding any qualification or limitation as to materiality or Material Adverse Effect) shall not be or have a Material Adverse Effect on Citizens; and Republic shall have received a certificate signed on behalf of Citizens by its Chief Executive Officer or Chief Financial Officer to the foregoing effect.

                  (b) Performance of Obligations of Citizens. Citizens shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and Republic shall have received a certificate signed on behalf of Citizens by the Chief Executive Officer or the Chief Financial Officer of Citizens to such effect.

                  (c) Federal Tax Opinion. Republic shall have received the opinion of its counsel, Cadwalader, Wickersham & Taft LLP, dated the Closing Date, and if requested by the SEC, on or about the date the Form S-4 becomes effective, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the Merger will be treated as a reorganization within the meaning of
      Section 368(a) of the Code. In rendering such opinion or opinions, counsel may require and rely upon customary representations contained in certificates of officers of Republic and Citizens.

                  (d) Regulatory Approvals. All regulatory approvals set forth in Section 3.4 required to consummate the transactions contemplated by this Agreement, including the Merger, shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired (all such approvals and the expiration of all such waiting periods being referred as the "Republic Requisite Regulatory Approvals").

                                  ARTICLE VIII

                            TERMINATION AND AMENDMENT

            8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of Republic or Citizens:

                  (a) by mutual consent of Republic and Citizens in a written instrument authorized by the boards of directors of Republic and Citizens, as determined by a vote of a majority of the members of each respective entire board of directors;

                  (b) by either Republic or Citizens, if any Governmental Entity that must grant a Citizens Requisite Regulatory Approval or a Republic Requisite Regulatory Approval has denied approval of the Merger and such denial has become final and nonappealable or any Governmental Entity of competent jurisdiction shall have issued a final and nonappealable order permanently enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement;

                  (c) by either Republic or Citizens, if the Merger shall not have been consummated on or before the first anniversary of the date of this Agreement unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth in this Agreement;

                  (d) by either Citizens or Republic (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein), if there shall have been a breach of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of Republic, in the case of a termination by Citizens, or Citizens, in the case of a termination by Republic, which breach, either individually or in the aggregate, would result in, if occurring or continuing on the Closing Date, the failure of the conditions set forth in Section 7.2 or 7.3, as the case may be, and which is not cured within 45 days following written notice to the party committing such breach or by its nature or timing cannot be cured within such time period;

                  (e) by Citizens, if (i) Republic shall have materially breached its obligations under Section 6.3 or Section 6.11, or (ii) the Board of Directors of Republic shall have (A) failed to recommend in the Joint Proxy Statement the adoption of the agreement of merger set forth in this Agreement, (B) publicly withdrawn or modified, or publicly announced its intention to withdraw or modify, in any manner adverse to Citizens, its recommendation that its shareholders approve or adopt this Agreement or (C) recommended any Republic Alternative Proposal or fail to recommend against any publicly disclosed Republic Alternative Proposal within the 10 business day period specified in Rule 14e-2(a) under the Exchange Act (or, in the case of clause (ii), resolved to take any such action), whether or not permitted by the terms hereof;

                  (f) by Republic, if (i) Citizens shall have materially breached its obligations under Section 6.3 or Section 6.12, or (ii) the Board of Directors of Citizens shall have (A) failed to recommend in the Joint Proxy Statement the approval of the Stock Issuance, (B) publicly withdrawn or modified, or publicly announced its intention to withdraw or modify, in any manner adverse to Republic, its recommendation that its shareholders approve or adopt this Agreement or (C) recommended any Citizens Alternative Proposal or fail to recommend against any Citizens Alternative Proposal within the 10 business day period specified in Rule 14e-2(a) under the Exchange Act (or, in the case of clause (ii), resolved to take any such action), whether or not permitted by the terms hereof;

                  (g) by either Republic or Citizens if any approval of the shareholders of Republic or Citizens contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at the Republic Shareholders' Meeting or the Citizens Shareholders' Meeting or at any adjournment or postponement of either such meeting; or

                  (h) by Republic, if the Board of Directors of Republic so determines by the vote of a majority of all of its members, by giving written notice to Citizens not later than the end of the second Business Day next following the Determination Date, in the event that, as of the Determination Date, both of the following conditions are satisfied:

                        (i) (A) the Final Aggregate Consideration shall be less
            than (B) the product of 0.85 times the Initial Aggregate Consideration; and

                        (ii) (A) the number obtained by dividing the Average
            Closing Price by the Citizens Starting Price (such number, the "Citizens Ratio") is less than (B) the number obtained by dividing the Final Index Price by the Initial Index Price and subtracting
            0.1765 from such quotient (such number, the "Index Ratio").

                  If Republic elects to exercise its termination right pursuant to this Section 8.1(h), it shall give written notice to Citizens. During the five-business-day period commencing with its receipt of such notice, Citizens may, at its option (the "Fill Option"), (A) adjust the Share Ratio to equal the lesser of (1) the number (rounded to the nearest one-ten-thousandth) that would cause the Final Aggregate Consideration to be equal to the product of 0.85 and the Initial Aggregate Consideration, and (2) the number equal to a quotient (rounded to the nearest one-ten-thousandth), the numerator of which is the Index Ratio multiplied by the Share Ratio (as then in effect) and the denominator of which is the Citizens Ratio, (B) increase the Cash Component by an amount equal to product of (1) the Share Ratio as adjusted pursuant to the preceding Clause (A) minus the Share Ratio prior to such adjustment, (2) the number of shares of issued and outstanding Republic Common Stock on the Determination Date and (3) the Average Closing Price, or (C) increase the Share Ratio less than would otherwise be required by the preceding Clause
      (A) but increase the Cash Component by the amount required to achieve a like economic result. If Citizens makes an election contemplated by the preceding sentence within such five-day period, it shall give prompt written notice to Republic of such election and the revised Stock Consideration or Cash Component, as applicable, whereupon no termination shall have occurred pursuant to this Section 8.1(h) and this Agreement shall remain in effect in accordance with its terms (except as the Share Ratio or Cash Component, as applicable, shall have been so modified), and any references in this Agreement to "Share Ratio" or "Cash Component," as applicable, shall thereafter be deemed to refer to the Share Ratio or Cash Component, as applicable, as adjusted pursuant to this Section 8.1(h).

                  If the outstanding shares of common stock of Citizens or any company belonging to the Index Group shall be changed into a different number of shares by reason of any stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the date of the Agreement and the Determination Date, the prices for the common stock of such company will be appropriately adjusted.

                  For purposes of this Section 8.1(h), the following terms shall have the meanings set forth below:

                  "Average Closing Price" of the Citizens Common Stock shall mean the arithmetic mean of the daily closing sales prices per share of Citizens Common Stock reported on the Nasdaq (as reported by the Wall Street Journal or, if not reported thereby, another authoritative source) for the five consecutive Nasdaq trading days ending at the close of trading on the Determination Date.

                  "Business Day" means Monday through Friday of each week, except a legal holiday recognized as such by the U.S. Government or any day on which banking institutions in the State of Michigan are authorized or obligated to close.

                  "Citizens Starting Price" means $26.92.

                  "Determination Date" means the date on which the last required approval of a Governmental Authority is obtained with respect to the Merger, without regard to any requisite waiting period.

                  "Final Aggregate Consideration" means the value of the Merger Consideration calculated substituting the Average Closing Price for the Citizens Closing Price on the Determination Date.

                  "Final Index Price" means the sum of the Final Prices for each company comprising the Index Group multiplied by the weight set forth on Exhibit A opposite the name of the applicable company, as they may be adjusted in accordance herewith.

                  "Final Price" means, with respect to any company belonging to the Index Group, the arithmetic average of the daily closing sales prices of a share of common stock of such company, as reported on the consolidated transaction reporting system for the market or exchange on which such common stock is principally traded (as reported by the Wall Street Journal or, if not reported thereby, another authoritative source) for the same trading days used in calculating the Average Closing Price.

                  "Index Group" means the sixteen financial institution holding companies listed on Exhibit A attached hereto, the common stock of all of which shall be publicly traded and as to which there shall not have been a publicly announced proposal for the acquisition of any such company or as to which any such company shall have made a proposal to acquire another company in which 20% or more of its outstanding shares would be issued, in each case at any time during the period beginning on the date of this Agreement and ending on the Determination Date. In the event that, at any time during the period beginning on the date of this Agreement and ending on the Determination Date, the common stock of any such company ceases to be publicly traded, a proposal to acquire any such company is announced, or such company announces an acquisition proposal in which 20% or more of such company's outstanding shares are to be issued, such company will be removed from the Index Group, and the weights (which have been determined based on the number of outstanding shares of common stock) attributed to the remaining companies will be adjusted proportionately for purposes of determining the Final Index Price and the Initial Index Price. The sixteen financial institution holding companies and the weights attributed to them are listed on Exhibit A.

                  "Initial Aggregate Consideration" means $1,032,122,117.

                  "Initial Index Price" means $34.85.

            The party desiring to terminate this Agreement pursuant to any clause of this Section 8.1 (other than clause (a)) shall give written notice of such termination to the other party in accordance with Section 9.3, specifying the provision or provisions hereof pursuant to which such termination is effected.

            8.2 Effect of Termination. In the event of termination of this Agreement by either Republic or Citizens as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, and none of Republic, Citizens, any of their respective Subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever under this Agreement, or in connection with the transactions contemplated by this Agreement, except that (i) Sections 6.2(b), 8.2, 8.3 and 9.2 through and including 9.9 shall survive any termination of this Agreement, and (ii) neither Republic nor Citizens shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

            8.3 Fees and Expenses; Termination Fees.

                  (a) Except (i) as provided in this Section 8.3 and (ii) with respect to costs and expenses of printing and mailing the Joint Proxy Statement and all filing and other fees paid to the SEC in connection with the Merger, which shall be borne equally by Republic and Citizens, all fees and expenses incurred in connection with the Merger, this Agreement, and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

                  (b) Republic shall pay to Citizens, by wire transfer of immediately available funds to such accounts as Citizens may designate, the fee provided below in the event that this Agreement is terminated as follows:

                        (i) if Citizens shall terminate this Agreement pursuant
            to Section 8.1(e), then Republic shall pay an amount equal to $36 million (the "Termination Fee") on the Business Day following such termination; or

                        (ii) if (A) Citizens shall terminate this Agreement as a
            result of a failure to consummate the Merger prior to the date set forth in Section 8.1(c) caused by a material breach (other than an unintentional material breach) of this Agreement by Republic, either party shall terminate this Agreement pursuant to Section 8.1(g) due to the failure to obtain the required Republic shareholder approval addressed therein, or Citizens shall terminate this Agreement pursuant to Section 8.1(d) (other than as a result of any unintentional breach of this Agreement), and (B) a Republic Alternative Proposal shall have been publicly announced or otherwise communicated or made known to the senior management or Board of Directors of Republic (or any person shall have publicly announced, communicated or made known a bona fide intention, whether or not conditional, to make a Republic Alternative Proposal) after the date hereof and before the termination pursuant to Section 8.1(c) or 8.1(d) in the case of a termination pursuant to either such Section or before the Republic Shareholder Meeting in the case of a termination pursuant to Section 8.1(g), then (1) Republic shall pay an amount equal to one-third of the Termination Fee on the Business Day following such termination and (2) if, within twelve months of the date of such termination of this Agreement, Republic or any Republic Subsidiary enters into any definitive agreement with respect to, or consummates, any Republic Alternative Proposal (provided that, in this instance, all percentages included in the definition of "Alternative Proposal" shall be increased to 50%), then Republic shall pay an amount equal to two-thirds of the Termination Fee upon the date of such execution or consummation, whichever is earlier.

                  (c) Citizens shall pay to Republic, by wire transfer of immediately available funds to such accounts as Republic may designate, the fee provided below in the event that this Agreement is terminated as follows:

                        (i) if Republic shall terminate this Agreement pursuant
            to Section 8.1(f), then Citizens shall pay an amount equal to the Termination Fee on the Business Day following such termination; or

                        (ii) if (A) Republic shall terminate this Agreement as a
            result of a failure to consummate the Merger prior to the date set forth in Section 8.1(c) caused by a material breach (other than an unintentional material breach) of this Agreement by Citizens, either party shall terminate this Agreement pursuant to Section 8.1(g) due to the failure to obtain the required Citizens shareholder approval addressed therein, or Republic shall terminate this Agreement pursuant to Section 8.1(d) (other than as a result of any unintentional breach of this Agreement), and (B) a Citizens Alternative Proposal shall have been publicly announced or otherwise communicated or made known to the senior management or Board of Directors of Citizens (or any person shall have publicly announced, communicated or made known a bona fide intention, whether or not conditional, to make a Citizens Alternative Proposal) after the date hereof and before the termination pursuant to Section 8.1(c) or 8.1(d) in the case of a termination pursuant to either such Section or before the Citizens Shareholder Meeting in the case of a termination pursuant to Section 8.1(g), then (1) Citizens shall pay an amount equal to one-third of the Termination Fee on the Business Day following such termination and (2) if, within twelve months of the date of such termination of this Agreement, Citizens or any Citizens Subsidiary enters into any definitive agreement with respect to, or consummates, any Citizens Alternative Proposal (provided that, in this instance, all percentages included in the definition of "Alternative Proposal" shall be increased to 50%), then Citizens shall pay an amount equal to two-thirds of the Termination Fee upon the date of such execution or consummation, whichever is earlier.

                  (d) In the event that either party fails to pay when due any amount payable under this Section 8.3 and the other party commences a suit that results in a judgment against such first party for the Termination Fee, then such defaulting party shall reimburse such other party for all costs and expenses (including disbursements and reasonable fees of counsel) incurred in connection with such suit.

            8.4 Amendment. This Agreement may be amended by the parties, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with Merger by the shareholders of Republic and Citizens; provided, however, that after any approval of the transactions contemplated by this Agreement by the shareholders of Republic or Citizens, as the case may be, there may not be, without further approval of such shareholders, any amendment of this Agreement that requires such further approval under applicable law. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

            8.5 Extension; Waiver. At any time prior to the Effective Time, the parties, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or (c) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                   ARTICLE IX

                               GENERAL PROVISIONS

            9.1 Closing. On the terms and subject to the conditions set forth in this Agreement, the closing of the Merger (the "Closing") shall take place at 10:00 a.m. on a date and at a place to be specified by the parties, which date shall be no later than five Business Days after the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied or waived at the Closing), unless extended by mutual agreement of the parties (the "Closing Date"); provided, however, that if the Closing would otherwise occur during the calendar month preceding any fiscal- or year-end, then Citizens may elect to cause the Closing Date to occur during the first full week of the first calendar month of such succeeding fiscal quarter or year.

            9.2 Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements set forth in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for those covenants and agreements contained in this Agreement that by their terms apply or are to be performed in whole or in part after the Effective Time.

            9.3 Notices. All notices and other communications in connection with this Agreement shall be in writing and shall be deemed given if delivered personally, sent via facsimile (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  if to Republic, to:

                  Republic Bancorp Inc.
                  1070 East Main Street
                  Owosso, Michigan 48867
                  Attention:  Thomas F. Menacher
                  Facsimile:  (989) 723-8762

                  with a copy to:

                  Cadwalader, Wickersham & Taft LLP
                  One World Financial Center
                  New York, New York  10281
                  Attention:  Dennis J. Block, Esq.
                  Facsimile:  (212) 504-5557

                  and

                  if to Citizens, to:

                  Citizens Banking Corporation
                  328 S. Saginaw Street
                  Flint, Michigan 48502
                  Attention:  Thomas W. Gallagher
                  Facsimile:  (810) 768-4725

                  with a copy to:

                  Wachtell, Lipton, Rosen & Katz
                  51 W. 52nd Street
                  New York, NY 10019
                  Attention:  Craig M. Wasserman, Esq.
                           Nicholas G. Demmo, Esq.
                  Facsimile:  (212) 403-2000

            9.4 Interpretation. When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference shall be to an Article or Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The Republic Disclosure Schedule and the Citizens Disclosure Schedule, as well as all other schedules and all exhibits hereto, shall be deemed part of this Agreement and included in any reference to this Agreement. This Agreement shall not be interpreted or construed to require any person to take any action, or fail to take any action, if to do so would violate any applicable law.

            9.5 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other party, it being understood that each party need not sign the same counterpart.

            9.6 Entire Agreement. This Agreement (including the documents and the instruments referred to in this Agreement), together with the Confidentiality Agreement, constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement, other than the Confidentiality Agreement.

            9.7 Governing Law; Jurisdiction. This Agreement shall be governed and construed in accordance with the internal laws of the State of Michigan applicable to contracts made and wholly-performed within such state, without regard to any applicable conflicts of law principles, except to the extent that federal law applies. The parties hereto agree that any suit, action or proceeding brought by either party to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal or state court located in Detroit, Michigan. Each of the parties hereto submits to the jurisdiction of any such court in any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of, or in connection with, this Agreement or the transactions contemplated hereby and hereby irrevocably waives the benefit of jurisdiction derived from present or future domicile or otherwise in such action or proceeding. Each party hereto irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

            9.8 Publicity. Neither Republic nor Citizens shall, and neither Republic nor Citizens shall permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the prior consent (which consent shall not be unreasonably withheld) of Citizens, in the case of a proposed announcement or statement by Republic, or Republic, in the case of a proposed announcement or statement by Citizens; provided, however, that either party may, without the prior consent of the other party (but after prior consultation with the other party to the extent practicable under the circumstances) issue or cause the publication of any press release or other public announcement to the extent required by law or by the rules and regulations of the Nasdaq.

            9.9 Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by either of the parties (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement shall be binding upon, inure solely to the benefit of and be enforceable by each of the parties and their respective successors and assigns. Except as otherwise specifically provided in Section 6.7, this Agreement (including the documents and instruments referred to in this Agreement) is not intended to and does not confer upon any person other than the parties hereto any rights, benefits or remedies under this Agreement.

                  Remainder of Page Intentionally Left Blank

            IN WITNESS WHEREOF, Republic and Citizens have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                    REPUBLIC BANCORP INC.

                                    By:    /s/ Dana M. Cluckey
                                        ----------------------------------------
                                        Name:  Dana M. Cluckey
                                        Title: President and Chief Executive
                                               Officer

                                    CITIZENS BANKING CORPORATION

                                    By:    /s/ William R. Hartman
                                        ----------------------------------------
                                        Name:  William R. Hartman
                                        Title: Chairman, President and CEO


                 Signature Page to Agreement and Plan of Merger

                                                                       Exhibit A


                       Index Group Members and Weights

             Company                              Weight
             -------                              ------

         Sky Financial Group Inc.                 14.5%

                 FirstMerit Corp.                  9.6%

            First Midwest Bancorp                  9.9%

                 MAF Bancorp Inc.                  7.8%

              UMB Financial Corp.                  7.6%

              Park National Corp.                  7.2%

             Old National Bancorp                  7.2%

         Wintrust Financial Corp.                  6.7%

                MB Financial Inc.                  5.3%

            Amcore Financial Inc.                  3.9%

         Chemical Financial Corp.                  4.0%

   First Financial Bancorp (Ohio)                  3.2%

    Anchor Bancorp Wisconsin Inc.                  3.5%

            Irwin Financial Corp.                  3.2%

                 1st Source Corp.                  3.3%

Independent Bank Corp. (Michigan)                  3.1%

                                                                       Exhibit B

                           Citizens Bylaw Amendment

            The Bylaws of Citizens as of the Effective Time shall be amended to include the following new Article III, Section 14:

            (a) The board of directors of the corporation shall include: (i) until Citizens's 2008 annual shareholders' meeting, nine (9) Citizens Continuing Directors and seven (7) Republic Continuing Directors; (ii) following Citizens's 2008 annual shareholders' meeting and until the 2009 annual shareholders' meeting, eight (8) Citizens Continuing Directors and six (6) Republic Continuing Directors; and (iii) following Citizens's 2009 annual shareholders' meeting and until the 2010 shareholders' meeting, seven (7) Citizens Continuing Directors and five (5) Republic Continuing Directors. On each of the foregoing dates, the Citizens Continuing Directors, acting by majority vote, shall select one Citizens Continuing Director to resign from the board of directors (and such director shall resign), and the Republic Continuing Directors, acting by majority vote, shall select one Republic Continuing Director to resign from the board of directors (and such director shall resign); provided, that neither Mr. Hartman, Mr. Campbell nor Mr. Cluckey shall be selected to resign pursuant to the foregoing. All vacancies on the board of directors of the corporation created by the cessation of service of a Citizens Continuing Director shall be filled by a nominee proposed to the Corporate Governance and Nominating Committee of the board of directors by a majority of the remaining Citizens Continuing Directors, and all vacancies on the board of directors created by the cessation of service of a Republic Continuing Director shall be filled by a nominee proposed to the Corporate Governance and Nominating Committee of the board of directors by a majority of the remaining Republic Continuing Directors. The terms "Continuing Citizens Directors" and "Continuing Republic Directors" shall for purposes of this Section 14 mean, respectively, the directors of Citizens or Republic, as the case may be, as of the Effective Time (as defined in the Agreement and Plan of Merger, dated as of June 26, 2006, by and between Citizens and Republic (the "Merger Agreement") who were selected to be directors of Citizens as of the Effective Time by Citizens or Republic, as the case may be, prior to the Effective Time pursuant to the Merger Agreement, and any additional directors of Citizens who take office after the Effective Time who are nominated, or proposed to the Corporate Governance and Nominating Committee of the Board of Directors of Citizens, by a majority of the Continuing Citizens Directors or the Continuing Republic Directors, as the case may be.

            (b) Until Citizens's 2010 annual shareholders' meeting, any amendment of or change to Section 14(a) of these Bylaws shall require the affirmative vote of at least 75% of the full board of directors of the corporation.

                                                                       Exhibit C

                           Form of Affiliate Letter

Citizens Banking Corporation
328 S. Saginaw Street
Flint, Michigan 48502

Ladies and Gentlemen:

            I have been advised that as of the date hereof I may be deemed to be an "affiliate" of Republic Bancorp Inc., a Michigan corporation ("Republic"), as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). I have been further advised that pursuant to the terms of the Agreement and Plan of Merger dated as of June 26, 2006 (the "Merger Agreement"), by and between Citizens Banking Corporation, a Michigan corporation ("Citizens"), and Republic, Republic shall be merged with and into Citizens (the "Merger"). All terms used in this letter but not defined herein shall have the meanings ascribed thereto in the Merger Agreement.

            I represent, warrant and covenant to Citizens that in the event I receive any Citizens Common Stock as a result of the Merger:

            I shall not make any sale, transfer or other disposition of Citizens Common Stock in violation of the Act or the Rules and Regulations.

            I have carefully read this letter and the Merger Agreement and discussed its requirements and other applicable limitations upon my ability to sell, transfer or otherwise dispose of Citizens Common Stock to the extent I believed necessary with my counsel or counsel for Republic.

            I have been advised that the issuance of Citizens Common Stock to me pursuant to the Merger will be registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that, since at the time the Merger will be submitted for a vote of the shareholders of Republic I may be deemed to have been an affiliate of Republic and the distribution by me of Citizens Common Stock has not been registered under the Act, I may not sell, transfer or otherwise dispose of Citizens Common Stock issued to me in the Merger unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act, or (iii) in the opinion of counsel reasonably acceptable to Citizens, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

            I understand that Citizens is under no obligation to register the sale, transfer or other disposition of Citizens Common Stock by me or on my behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

            I also understand that stop transfer instructions will be given to Citizens's transfer agents with respect to Citizens Common Stock and that there will be placed on the certificates for Citizens Common Stock issued to me, or any substitutions therefor, a legend stating in substance:

            "The securities represented by this certificate have been issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies and may only be sold or otherwise transferred in compliance with the requirements of Rule 145 or pursuant to a registration statement under said act or an exemption from such registration."

            I also understand that unless the transfer by me of my Citizens Common Stock has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, Citizens reserves the right to put the following legend on the certificates issued to my transferee:

            "The shares represented by this certificate have not been registered under the Securities Act of 1933 and were acquired from a person who received such shares in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares have been acquired by the holder not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933 and may not be sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

            It is understood and agreed that the legends set forth above shall be removed by delivery of substitute certificates without such legend, and/or the issuance of a letter to Citizens's transfer agent removing such stop transfer instructions, and the above restrictions on sale will cease to apply, if (A) one year (or such other period as may be required by Rule 145(d)(2) under the Securities Act or any successor thereto) shall have elapsed from the Closing Date and the provisions of such Rule are then available to me; or (B) if two years (or such other period as may be required by Rule 145(d)(3) under the Securities Act or any successor thereto) shall have elapsed from the Effective Date and the provisions of such Rule are then available to me; or (C) I shall have delivered to Citizens (i) a copy of a letter from the staff of the Commission, or an opinion of counsel in form and substance reasonably satisfactory to Citizens, or other evidence reasonably satisfactory to Citizens, to the effect that such legend and/or stop transfer instructions are not required for purposes of the Securities Act or (ii) reasonably satisfactory evidence or representations that the securities represented by such certificates are being or have been transferred in a transaction made in conformity with the provisions of Rule 145 under the Securities Act or pursuant to an effective registration under the Securities Act.

            I recognize and agree that the foregoing provisions also apply to
(i) my spouse, (ii) any relative of mine or my spouse occupying my home, (iii) any trust or estate in which I, my spouse or any such relative owns at least 10% beneficial interest or of which any of us serves as trustee, executor or in any similar capacity and (iv) any corporate or other organization in which I, my spouse or any such relative owns at least 10% of any class of equity securities or of the equity interest.

            It is understood and agreed that this Letter Agreement shall terminate and be of no further force and effect if the Merger Agreement is terminated in accordance with its terms.

            Execution of this letter should not be construed as an admission on my part that I am an "affiliate" of Republic as described in the first paragraph of this letter or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.


                                    Very truly yours,


                                    By:
                                        ----------------------------------------
                                        Name:

Accepted this [___] day of
[__________], 2006

CITIZENS BANKING CORPORATION


By:
    -------------------------
    Name:
    Title: